                                                                       EXHIBIT 3

                      SERIES A CONVERTIBLE DEBENTURES AND
            SERIES 1, 2 AND 3 DETACHABLE WARRANT PURCHASE AGREEMENT

         This SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANT PURCHASE AGREEMENT (this "Agreement") is entered into as of September 17, 1996 (the "Effective Date") by and among SUPERIOR NATIONAL INSURANCE GROUP, INC., a California corporation ("Superior"), PRAC LIMITED PARTNERSHIP, a Nevada limited partnership ("Prac") and ALLSTATE INSURANCE COMPANY, a Illinois insurance company ("Allstate") (Prac and Allstate, each, a "Security Holder" and, collectively, the "Security Holders"), with reference to the following recitals:

                                R E C I T A L S

         A. The Security Holders own Series 1, 2 and 3 Detachable Warrants (the "Warrants) and own, collectively, all of the Series A Convertible Debentures (the "Debentures") (the Debentures and Warrants, collectively, the "Securities") issued by Pac Rim Holding Corporation, a Delaware corporation ("Pac Rim"), pursuant to that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated as of April 15, 1994, as amended (the "Debenture/Warrant Agreement").

         B. Copies of the certificates representing each Security Holder's Securities that are subject to this Agreement are attached hereto as Exhibits A-1 and A-2.

         C. Superior and Pac Rim have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the Effective Date pursuant to the terms of which Superior will acquire all the issued and outstanding shares of Pac Rim's common stock. Capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement.

         D. The sale of the Securities to Superior by the Security Holders is a condition to Superior's obligation to consummate the transaction contemplated pursuant to the Merger Agreement.

         E. Subject to the terms and conditions stated in this Agreement, Superior desires to purchase all of the Securities from the Security Holders and the Security Holders desire to sell all of Securities to Superior.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                        PURCHASE AND SALE OF SECURITIES

         1.1 Purchase and Sale of Securities. Subject to the terms, conditions, covenants, representations, warranties and other obligations set forth or incorporated herein, on the Closing Date (as defined in Section 1.2 of the Merger Agreement) the Security Holders shall each sell, assign, transfer and convey to Superior and Superior shall purchase from the Security Holders all of the Security Holders' respective right, title and interest in and to the Securities, which Securities shall be subject to and held in accordance with the terms of the Debenture/Warrant Agreement.

         1.2 Purchase Price. The total purchase price to be paid for the Debentures to be purchased by Superior hereunder shall be the Debenture Consideration, as defined in the Merger Agreement (the "Debenture Purchase Price") and the total purchase price to be paid for the Warrants to be purchased by Superior hereunder shall be the Warrant Consideration, as defined in the Merger Agreement (the "Warrant Purchase Price") (the Debenture Purchase Price and the Warrant Purchase Price, collectively, the "Purchase Price"), payable by direct wire transfer in immediately available funds to a bank account to be designated by each Security Holder and in accordance with the percentages set forth in Schedule 1.2 hereof. The Purchase Price is payable without duplication notwithstanding the references to such consideration in the Merger Agreement.

         1.3 Closing Date. At the Closing (as defined in Section 1.2 of the Merger Agreement), the Security Holders shall deliver to Superior all certificates for the Securities, duly assigned and endorsed to Superior in good form for transfer, and Superior shall deliver to each Security Holder its respective portion of the Purchase Price, payable by direct wire transfer in immediately available funds to a bank account designated by each Security Holder for its account.


                                   ARTICLE 2.

             REPRESENTATIONS AND WARRANTIES OF EACH SECURITY HOLDER

         Each of the Security Holders represents and warrants, severally and not jointly, to Superior as of the Effective Date and the Closing Date that:

         2.1 Authority Relative to this Agreement. Such Security Holder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Security Holder and the consummation by the Security Holder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors or other governing body of such Security Holder, and no other corporate or other proceedings on the part of such Security Holder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such Security Holder and constitutes a legal, valid and binding obligation of such Security Holder, enforceable against such Security Holder in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         2.2 No Conflicts. The execution and delivery of this Agreement by such Security Holder do not, and the performance of this Agreement by such Security Holder will not, (i) conflict with or violate the organizational documents of such Security Holder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Security Holder or by which such Security Holder's Securities are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of such Security Holder's Securities pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Security Holder is a party or by which such Security Holder or such Security Holder's Securities are bound or affected except, in the case of clauses (i),
(ii) and (iii) of this Section 2.2(a), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Security Holder of its obligations under this Agreement.

         (b) Except for the Regulatory Filings (as defined and referred to in Section 5.6 of the Merger Agreement) and the consents to transfer required under the Debenture/Warrant Agreement, the execution and delivery of this Agreement by such Security Holder do not, and the performance of this Agreement by such Security Holder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or governmental entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (i) prevent or delay the performance by such Security Holder of its obligations under this Agreement or (ii) result in any costs or liabilities on the part of Superior or the Surviving Corporation (as defined in the Merger Agreement).

         2.3 Title to the Securities. Such Security Holder is the record and beneficial owner of the Securities issued to and held by it, copies of which are attached hereto as Exhibit A-1 and A-2, as appropriate. Such Security Holder's Securities are the only Securities owned by such Security Holder. The Securities of such Security Holder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Security Holder's voting rights, charges and other encumbrances of any nature whatsoever. Such Security Holder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Security Holder's Securities.

         2.4 Litigation. There are no actions, suits, proceedings or arbitrations pending, or to the knowledge of such Security Holder threatened, against such Security Holder or with respect to the Securities held by such Security Holder that could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Such Security Holder and the Securities held by such Security Holder are not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement.

         2.5 No Brokers. No Security Holder has entered into any contract, commitment, agreement or understanding with any person or firm which may result in the obligation of any Security Holder, Pac Rim or Superior to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the transactions contemplated hereby or by the Merger Agreement. Except as provided in Sections
5.13 and 6.6 of the Merger Agreement, no Security Holder is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the transactions contemplated hereby or by the Merger Agreement.

         2.6 No Defaults. The Debenture/Warrant Agreement and the instruments issued thereunder are valid, binding and enforceable against such Security Holder in accordance with their terms. There are no existing defaults, or any condition or event which with the giving of notice or lapse of time would constitute a default, by such Security Holder to the Debenture/Warrant Agreement or any instrument issued thereunder. Such Security Holder has not given or received notice of any default by Pac Rim or by any Subsidiary of Pac Rim under the Debenture/Warrant Agreement or any instrument issued thereunder.

         2.7 No Conversion or Exercise. Such Security Holder has not converted any principal amount of outstanding Debentures into Pac Rim Common Stock (as defined in the Merger Agreement) or exercised any Warrant, and each Security Holder hereby covenants and agrees that no conversion or exercise shall occur on or prior to the Closing Date.


                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES OF SUPERIOR

         Superior hereby represents and warrants to each of the Security Holders as of the Effective Date and the Closing Date that:

         3.1 Investment Representation. Superior is acquiring the Securities for its own account, for investment purposes only and not with a view to the distribution thereof. Superior is aware that the sale of the Securities to Superior has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or registered or qualified under any state securities law, and therefore must be held indefinitely and cannot be sold or transferred unless the Securities are subsequently so registered (which the Security Holders are not obligated to undertake or accomplish) or an exemption from such registration is available. Superior understands and acknowledges that the sale of the Securities to Superior without registration or qualification is dependent, in part, on the accuracy of Superior's representations and warranties herein. Superior is an "accredited investor" as that term is defined in Regulation D under the 1933 Act. Superior understands and acknowledges that federal and state securities laws require that certain restrictions against transfer including legends and stop transfer instructions will be imposed on the Securities, and substantially the following legend will be placed on the certificates representing such
Securities:

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, the Trust Indenture Act of 1939 or applicable state securities laws. Such securities may not be sold, transferred, assigned, pledged or hypothecated in the absence of such registration or an exemption therefrom under said Acts and applicable state securities laws and, if necessary, receipt of an opinion of counsel satisfactory to Pac Rim Holding Corporation that registration is not required. Such securities may not be transferred except upon the conditions specified in certain agreements, dated as of April 15, 1994, between Pac Rim Holding Corporation and PRAC Limited Partnership, complete and correct copies of which are available for inspection at the office of Pac Rim Holding Corporation and a conformed copy of which will be furnished to the holder of such securities upon written request and without charge. No transfer of such securities shall be valid or effective unless and until the conditions so specified shall have been complied with.";

provided, however, the Legend on the certificates representing the Warrants shall not contain a reference to the Trust Indenture Act.

         3.2 Compliance with Law and Other Instruments. Neither the execution and delivery by Superior of this Agreement, nor the consummation by Superior of the transactions contemplated hereby in accordance with the terms hereof, will:
(i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Superior; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Superior under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contact, agreement or other instrument, commitment or obligation to which Superior is a party, or by which Superior or any of its properties is bound or affected (except for any of the foregoing, the occurrence of which would not have a material adverse effect on Superior or its Subsidiaries, taken as a whole); or (iii) other than the Regulatory Filings (as defined in Section
5.6 of the Merger Agreement), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority (except for any of the foregoing where the failure to obtain such consent or make such filing would not have a material adverse effect on Superior taken as a whole).

         3.3 Organization. Superior is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to carry on its business as it is now being conducted and to own or lease the properties and assets which it now owns or leases.

         3.4 Authority. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by Superior have been duly authorized by any necessary corporate action, including, without limitation, any necessary director or shareholder approval. Superior has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

         3.5 Binding Agreement. This Agreement is a legal, valid and binding obligation of Superior, enforceable against Superior in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.


                                   ARTICLE 4.

                                   COVENANTS

         4.1  Regulatory Filings; Consents.

         (a) To the extent any Security Holders may be deemed to be, or may be deemed to be part of a group constituting, an "Ultimate Parent Entity" of Pac Rim, as such term is used in the Hart-Scott-Rodino Act of 1976 and the regulations promulgated thereunder, each such Security Holder, with the exception of Allstate, hereby covenants and agrees to comply in all respects with Section 7.4 of the Merger Agreement as if a party thereto and bound thereby.

         (b) Each party to this Agreement shall use reasonable efforts and cooperate with the other parties hereto in timely making all filings with all federal, state and local governmental or regulatory agencies, timely seeking all consents, approvals or authorizations of third parties or governmental or regulatory agencies that may be required in connection with, and shall use reasonable efforts to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or appropriate to effect, the consummation of the transactions contemplated by this Agreement.

         4.2 Release. (a) As of the Closing Date, each of the Security Holders, on behalf of itself and its respective affiliates, successors, assigns and heirs (each a "Releasing Party" and collectively, the "Releasing Parties"), hereby agrees to release, remise, discharge and hold harmless, absolutely and forever, Superior, SNTL Acquisition Corp., a Delaware corporation, Pac Rim as the "Surviving Corporation" after the Effective Time of the Merger, and each of their respective direct and indirect subsidiaries, and each of such parties' successors, directors, officers, employees, agents and all persons acting by, through, under or in concert with them, or any of them (collectively, the "Released Parties") of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, based on any circumstances or state of facts existing on or prior to the Closing Date, to the extent arising out of such Security Holder's status as an employee, director, officer, stockholder, agent, representative or creditor of Pac Rim or its subsidiaries, other than (i) as provided in the provisions with respect to indemnification and elimination of liability in the Restated Certificate of Incorporation or Bylaws of Pac Rim and all amendments thereto or the Articles of Incorporation or Bylaws of The Pacific Rim Assurance Company, a California corporation, and all amendments thereto, or (ii) arising from or related to this Agreement, the Merger Agreement or the transactions contemplated thereby which the Releasing Party has or may hereafter have against the Released Parties, including rights to indemnification as provided in Section 7.10 of the Merger Agreement.

         (b) If a Security Holder is a resident of California, the Security Holder is, notwithstanding that this Agreement is governed by Delaware law, waiving, to the extent provided in Section 4.2(a) hereof, certain rights with respect to unknown or undiscovered claims. In connection therewith, each Security Holder expressly waives the benefit of California Civil Code section 1542, which reads:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
         CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE

         MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The parties acknowledge that the foregoing waiver was separately bargained for and expressly consent that this release shall be given full force and effect in accordance with its express terms and provisions.

         4.3 Maximum Warrant Consideration. Notwithstanding anything to the contrary in the Debenture/Warrant Agreement, each Security Holder covenants and agrees that in the event that the exercise price of the Warrants is adjusted pursuant to the terms of the Debenture/Warrant Agreement, and such adjustment would result in the aggregate Warrant Consideration payable hereunder exceeding $3.5 million, the Security Holders shall each waive their respective portions of any such adjustment in excess of such amount.


                                   ARTICLE 5.

                     CONDITIONS OF EACH PARTY'S OBLIGATION

         5.1 Conditions. The respective obligations of each party hereto to effect the purchase and sale of the Securities provided hereunder shall be subject to the fulfillment at or prior to the Closing Date of the conditions set forth in Article 8 of the Merger Agreement. In addition, each of the respective representations and warranties of the Security Holders and Superior contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

         5.2 Legal Opinion. If requested of Prac by Pac Rim, Superior and Pac Rim shall have received at Closing an opinion of counsel to Prac (which counsel shall be reasonably acceptable to Pac Rim). Such opinion shall comply in form and substance with the provisions of the Debenture/Warrant Agreement applicable to Prac's transfer of Securities.


                                   ARTICLE 6.

                                  TERMINATION

         6.1 Termination. This Agreement shall be terminated in the event that the Merger Agreement is terminated as provided in Sections 9.1, 9.2, 9.3 or 9.4 of the Merger Agreement.

         6.2 Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article 6, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this
Section 6.2 and Sections 7.1, 7.3, 7.4, 7.5, 7.7, 7.9 and 7.10 hereof.

                                   ARTICLE 7.

                                 MISCELLANEOUS

         7.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         7.2 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing.

         7.3 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                  (i) if to Superior, to

                           Superior National Insurance
                            Group, Inc.
                           26601 Agoura Road
                           Calabasas, California  91302
                           Attention: William L. Gentz

                           Telecopy No.: 818-880-8615

                           with a copy to

                           Dana M. Warren, Esq.
                           Riordan & McKinzie
                           5743 Corsa Avenue
                           Suite 116
                           Westlake Village, California  91362

                           Telecopy No.: 818-706-2956

                  (ii) if to Allstate, to

                           Allstate Insurance Company
                           2775 Sanders Road, Suite A3
                           Northbrook, Illinois  60062-6127
                           Attention:  Caryn E. Hank, Strategic
                                       Development Manager

                           Telecopy No.: 847-402-0588
                      with a copy to

                           Allstate Insurance Company
                           Investment Law Department
                           3075 Sanders Road, Suite G5A
                           Northbrook, Illinois  60062-7127
                           Attention:  Elizabeth J. Lapham, Esq.

                           Telecopy No.: 847-402-6639

                      (iii) if to Prac, to

                           Wedbush Morgan Securities
                           500 Newport Center Drive
                           Suite 550
                           Newport Beach, California  92660
                           Attention:  Mr. Richard H. Pickup

                           Telecopy No.: 714-759-9539

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         7.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Superior may assign all of its rights, interests and obligations hereunder to any wholly-owned direct or indirect subsidiary of Superior. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         7.5 Entire Agreement. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein.

         7.6 Amendment. This Agreement may be supplemented, amended or modified only by the mutual agreement of the parties hereto. No supplement, amendment or modification of this Agreement shall be binding unless it is in writing signed by all the parties hereto.

         7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         7.8 Counterparts. This Agreements may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

         7.9 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         7.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         7.11 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitations, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         7.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         7.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California Court, this being in addition to any other remedy to which they may be entitled at law or in equity.

         7.14 Legal Action. In the event of any litigation between or among the parties hereto respecting or arising out of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and costs, whether or not such litigation proceeds to final judgment or determination.

         7.15 Venue. Any action concerning a dispute arising out of or concerning this Agreement, regarding the interpretation of this Agreement, or regarding the relationships among the parties created pursuant to this Agreement shall be filed only in the United States District Court for the Central District of California or in the Superior Court of the State of California for the County of Los Angeles.

         IT WITNESS WHEREOF, the parties have caused this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

SUPERIOR:                          SUPERIOR NATIONAL INSURANCE GROUP, INC.



                                   By: /s/  J. Chris Seaman
                                       -------------------------------------
                                       Name:  J. CHRIS SEAMAN
                                       Title: Executive Vice President & CFO

ALLSTATE:                          ALLSTATE INSURANCE COMPANY



                                   By: _____________________________________
                                       Name:
                                       Title:



                                   By: _____________________________________
                                       Name:
                                       Title:


PRAC:                              PRAC LIMITED PARTNERSHIP,
                                   a Nevada limited partnership
                                   By: Somme, Inc., a Nevada corporation
                                   Its:General Partner



                                   By:  /s/    David B. Hehn
                                        -------------------------------------
                                        Name:  DAVID B. HEHN
                                        Title: President

                                  EXHIBIT A-1

                                PRAC SECURITIES

- -

No. 2                                                            $18,000,000.00

PAC RIM HOLDING CORPORATION
(Formed Under the Laws of the State of Delaware)

8% SIMPLE ANNUAL INTEREST SERIES A CONVERTIBLE DEBENTURE
CERTIFICATE

Issue Date:  August 16, 1994

Maturity Date:  August 15, 1999


        THE 8% SIMPLE INTEREST SERIES A CONVERTIBLE DEBENTURES (THE "DEBENTURES") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE TRUST INDENTURE ACT OF 1939 OR APPLICABLE STATE SECURITIES LAWS. THE DEBENTURES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACTS AND APPLICABLE STATE SECURITIES LAWS AND, IF NECESSARY, RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO PAC RIM HOLDING CORPORATION THAT REGISTRATION IS NOT REQUIRED.

        THE DEBENTURES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THAT CERTAIN "AGREEMENT TO PURCHASE SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANTS" DATED AS OF APRIL 15, 1994, BETWEEN PAC RIM HOLDING CORPORATION AND PRAC LTD. ("INVESTOR"), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF PAC RIM HOLDING CORPORATION AND A CONFORMED COPY OF WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONDITIONS SO SPECIFIED SHALL HAVE BEEN COMPLIED WITH.

        Pac Rim Holding Corporation, a Delaware corporation ("Company"), is indebted and, for value received, promises to pay to PRAC Ltd., a Nevada limited partnership, or any registered assignee of this Debenture ("Holder"), the principal amount of Eighteen Million and no/100 Dollars ($18,000,000.00) in legal tender of the United States of America on the Maturity Date at the principal office of the Company (unless this Debenture has been duly called for redemption and payment of the redemption price made or provided for).

        This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 8% Simple Annual Interest Series A Convertible Debentures (the "Debentures"), limited in aggregate principal amount to Eighteen Million Dollars ($18,000,000), issued or to be issued pursuant to the terms of that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated as of April 15, 1994 between Company and Investor (the "Agreement"). All rights, duties, and restrictions applicable to the Debentures are governed by and subject to the terms of the Agreement. Capitalized terms not defined herein shall have the same meaning as stated in the Agreement. A conformed copy of the Agreement will be furnished to the Holder upon written request and without charge. The terms of the Debentures as stated in this Certificate shall be subject to and limited by the terms of the Agreement. In the event any conflict exists between this Certificate and the Agreement, the Agreement shall control.

DEBENTURE TERMS

        Maturity Date.  August 15, 1999.

        Interest Rate. The Debentures shall bear interest at a rate of eight percent (8%) per annum simple interest. Interest on the amount of the Debentures outstanding shall be computed on the basis of a 365-day or a 366-day year, as the case may be, actual days elapsed, from the Closing Date until repayment.

        Interest Payments. The first payment of interest on the outstanding principal amount of the Debentures shall be due and payable in cash by Company to the Holder in arrears on that date which is six (6) months following the Closing Date and thereafter such interest shall be due and payable semiannually in arrears, in each case payable to the Holder in cash at the address of the Holder then on record with Company.

        Mandatory Redemption. Company may not redeem any Debentures prior to the Maturity Date. Company shall redeem the Debentures then outstanding on the Maturity Date and all then outstanding principal and interest relating to such Debentures shall immediately be due and payable to the Debenture Holders in cash on that date.

        Conversion Rights. At any time after the Closing Date, each Holder shall have the right, at its option, at any time and from time to time prior to the Maturity Date, to convert in increments of $1,000,000.00 or more, or if such Holder owns less than $1,000,000.00 of Debentures, such lesser amount, subject to the terms and provisions contained herein and in the Agreement, any portion of the original principal amount of the Debentures (to the extent such convertible portion has not been subject to mandatory conversion as set forth in Paragraph 6 hereof and Section 3.2.5 of the Agreement) into shares of Common Stock, at the rate of $2.75 of principal amount of Debentures per share of Common Stock (the "Conversion Price"). Such conversion shall be effective upon surrender of any of the Debenture Certificates, the principal of which is so to be converted, to Company at its principal office at any time during usual business hours, accompanied, if so required by Company, by a written instrument or instruments of transfer in form satisfactory to Company duly executed by the converting Holder of such Debentures or its attorney duly authorized in writing.

        Mandatory Conversion. In the event that on any date subsequent to the third anniversary of the Closing Date (the "Measurement Date") the Closing Sale Price (as hereinafter defined) of the Common Stock on the NASDAQ National Market or any exchange on which such shares are listed for trading shall be greater than one hundred fifty percent (150%) of the Conversion Price for twenty (20) out of the thirty (30) consecutive trading days immediately preceding the Measurement Date, the then outstanding Debentures shall automatically be converted at the Conversion Price into Common Stock and said Common Stock shall promptly be issued and delivered to the Holder or Holders thereof in accordance with Article 3 of the Agreement ("Automatic Conversion"). As used herein and in the Agreement, the "Closing Sale Price" of any share of Common Stock shall be
(a) if the Common Stock is listed on an established stock exchange or exchanges, the average of the closing bid and asked prices per share on such date on the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange, or (b) if the Common Stock is not then listed on an exchange, the last reported sale price per share on such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such date, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date.

        Issuance of Common Stock Upon Conversion. As promptly as practicable after the surrender of any Debentures for conversion or Automatic Conversion, Company shall issue and deliver or cause to be issued and delivered to or upon the written order of the converting Holder certificates representing the number of fully paid and nonassessable shares of Common Stock into which such Debentures are converted in accordance with the provisions of Article 3 of the Agreement, and if any principal amount of such Debenture remains unpaid after such conversion, a new Debenture Certificate or Debenture Certificates dated the date to which interest has been paid on the Debenture or Debentures surrendered for conversion, in an aggregate principal amount equal to such unpaid principal amount, and specifying the portion of such unpaid principal amount, if any, which may be converted into Common Stock. Subject to the following provisions, such conversion shall be deemed to have been made at the close of business on the date that such Debentures shall have been surrendered for conversion or on the date of Automatic Conversion, as the case may be, so that the rights of the Holder with respect to the principal amount of the Debentures so converted shall cease at such time and the Holder or Holders entitled to receive the shares of Common Stock upon conversion of such Debentures shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price; provided, however, that no such surrender or Automatic Conversion on any date when the stock transfer books of Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion, as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and such conversion shall be at the Conversion Price in effect on the date that such Debentures shall have been surrendered for conversion.

        If the last day for the exercise of the conversion right shall be a Sunday or shall be in California a legal holiday or a day on which banking institutions are authorized by law to close, then such conversion right may be exercised on the next succeeding day not in California a legal holiday or a day on which banking institutions are authorized by law to close.

          Conversion Price Adjustments.

                (a) Adjustment for Stock Splits and Subdivisions. In the event Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Com Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holders thereof to receive directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of any Debentures shall be increased in proportion to such increase of outstanding shares.

                (b) Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Conversion Price for Debentures shall be appropriately increased so that the number of shares of Common Stock issuable on conversion thereof shall be decreased in proportion to such decrease in outstanding shares.

                (c) Adjustments for Recapitalizations. In the event that Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as par of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Debentures may thereafter receive in lieu of the Common Stock otherwise issuable upon conversion of any Debentures the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock.

                (d) Adjustments for Dividends. In the event that Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the closing price of the Common Stock prior to the occurrence of such event utilized in the calculation of the Conversion Price upon conversion of any

Debentures shall be proportionately decreased in order that they may be properly compared to post-dividend closing prices in determining the Conversion Price, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                (e) Other Dividends. In the event that Company shall at any time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock, then provision shall be made as part of the terms of such dividend or distribution so that the holder of any Debentures surrendered for conversion after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Debentures been converted immediately prior to such record date.

                (f) Adjustments. The adjustments referred to in this Paragraph 8 shall be made successively if more than one event listed herein shall occur.

          Taxes and Expenses on Conversion. The issuance of certificates for shares of Common Stock upon the conversion of any Debentures shall be made without charge to the converting Debenture Holder for any expense or tax (other than federal or state income taxes) in respect of the issuance of such certificates, and such certificates shall promptly be issued in the name of, or in such names as may be directed by, the Debenture Holder.

          Payment of Interest; Adjustment for Certain Dividends. Company shall pay all interest on any Debentures or portion thereof surrendered for conversion accrued to the date of such surrender or Automatic Conversion (the "Surrender Date") except that, in the event that Company shall have declared prior to the Surrender Date a cash dividend payable on its shares of Common Stock to holders of record of such Common Stock on a date subsequent to the Surrender Date, such payment of interest shall be adjusted downward to an amount (not less than zero) determined by subtracting from the aggregate amount thereof an amount equal to the aggregate dividends to be payable as of such record date on the shares of Common Stock issuable upon conversion of such Debenture.

          Mutilated or Missing Certificates. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Debenture Certificate, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Debenture Certificate, if mutilated, Company will promptly make and deliver in lieu of such Debenture Certificate a new Debenture Certificate of like tenor, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Debenture Certificate.

          Events of Default and Acceleration. If any of the following events, herein called "Events of Default," shall occur:

                  If Company shall default in the payment of any part of the principal of the Debentures when the same shall have become due and payable at maturity and such default shall not have been remedied within fifteen (15) calendar days after written notice thereof shall have been given to Company by the holders of not less than fifty percent (50%) of the principal amount of outstanding Debentures;

                  If Company shall default in the payment of any installment of interest on the Debentures and such default shall not have been remedied within fifteen (15) calendar days after written notice thereof shall have been given to Company by the holders of not less than fifty percent (50%) of the principal amount of outstanding Debentures;

                  If Company shall default in the performance of or compliance with any material term contained in Articles 12 (Post Closing Affirmative Covenants of Company) or 13 (Negative Covenants of Company) of the Agreement, and such default shall not have been remedied within twenty (20) calendar days after written notice thereof shall have been given to Company by the holders of not less than fifty percent (50%) of the principal amount of outstanding Debentures; provided, however, that any such default in performance or compliance shall not constitute an Event of Default under the Agreement unless such default or defaults (i) individually or in the aggregate represent a Material Adverse Effect on Company and Assurance Company taken as a whole or the Debenture Holders or (ii) is or are willful and intentional breaches of a material matter;

                  If any representation or warranty of Company contained in the Agreement shall prove to have been false or incorrect in any material respect on the date as of which made; provided, however, that any inaccuracy of any representation or warranty, on the Effective Date or on the Closi Date, shall not constitute an Event of Default under the Agreement unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on Company and Assurance Company, taken as a whole, or (ii) is or are willful and intentional misrepresentations of a material matter that constitute fraud;

                  If Company or any Subsidiary shall default (as principal or guarantor or other surety) in any payment of principal of, premium, if any, or interest on, or any other payment of money due under, any other obligation for borrowed money, in any single amount equal to or exceeding $25, or, with respect to multiple obligations, in amounts which in the aggregate equal or exceed $100,000 (including any obligation secured by purchase money mortgage), beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term, or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity;

                  If Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against Company or any of its Subsidiaries in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Company or any of its Subsidiaries or of all or any substantial part of the property of Company or of any Subsidiary;

                  If, within sixty (60) calendar days after the commencement of an action against Company or any of its Subsidiaries seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulatio such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) calendar days after the appointment without the consent or acquiescence of Company or such Subsidiary of any trustee, receiver, or liquidator of Company or any Subsidiary or of all or any substantial part of the properties of Company or any Subsidiary, such appointment shall not have been vacated; or

                  If a final judgment against which Company or any Subsidiary is uninsured which, together with other like outstanding final judgments against Company and any such Subsidiary, exceeds an aggregate of $100,000 shall be rendered against Company or any Subsidiary and if, within sixty (60) calendar days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal; or if, within sixty (60) calendar days after the expiration of any such stay, such judgment shall not have been discharged;

then the holders of not less than fifty percent (50%) of the principal amount of outstanding Debentures may at any time at their option, by written notice or notices to Company in accordance with Sections 3.1.12 and

3.1.13 of the Agreement, declare all the principal amount of all the Debentures to be immediately due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued and compounded thereon without presentment, demand, protest or notice, all of which are hereby waived.

          Remedies of Default. In case any one or more Events of Default shall occur and be continuing, the holders of not less than fifty percent (50%) of the principal amount of outstanding Debentures may proceed to protect and enforce the rights of such holders by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of an Event of Default, Company will pay to the holders thereof such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including (without limitation) reasonable professional and attorneys' fees, expenses, and disbursements. If the Debenture Holders as provided hereunder shall give any notice or take any other action in respect of a claimed Event of Default, Company shall, in accordance with Section 3.1.14 of the Agreement, forthwith give written notice thereof to all other Debenture Holders of record at the time outstanding describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any Debenture Holder in exercising any right, power, or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power, or remedy conferred hereby or by any Debenture upon any Debenture Holder shall be exclusive of any other right, power, or remedy referred to herein or therein or now or hereafter available by law, in equity, by statute or otherwise.

          Election of a Majority of Directors Upon Default. If an Event of Default shall have been declared and there shall be at least $5 million of Debentures then outstanding, at the next meeting of Company's shareholders for the election of directors as provided in subsection (c) of this Paragraph 14 (unless at the time of that meeting all arrears shall have been paid and the principal and interest payment next due shall have been set aside or paid and no other Event of Default shall be existing and unremedied), the Debenture Holders, voting as a class, shall be entitled to elect the smallest number of directors necessary to ensure that the Debenture Holder Designees (as defined below) plus the directors elected under this Paragraph 14 constitute a majority of the authorized number of directors on the Company's Board (the "Post-Default Directors") and the holders of the remaining voting rights of Company shall be entitled, voting as a class, to elect the balance of the members of the Company's Board. So long as the Debenture Holders have the right to elect additional directors as provided hereunder, the directors elected by the Debenture Holders under this Paragraph 14 shall be subject to removal only by the required vote of the holders of the then outstanding Debentures. When all the principal and interest payments in arrears have been paid or set apart for payment or other Event of Default not requiring payment shall have been cured, the rights of the Debenture Holders to vote as provided in this Paragraph 14 shall cease, subject to renewal from time to time on the same terms and conditions as set forth in this Paragraph 14. The Post-Default Directors will use their best efforts, and will cause Company and its officers to use their respective best efforts, to cure any Event of Default.

          Rights to vote pursuant to this Paragraph 14 shall be exercisable only by the Debenture Holders in whose name such Debentures are registered in the Company Register on the record date for any such meeting established pursuant to applicable law. If the Debenture Holders are entitl to exercise voting rights pursuant to this Paragraph 14, each Debenture Holder shall, for the purposes of the class vote under this Paragraph 14, be entitled to the number of votes equal to the number of shares of Common Stock into which each Debenture held by such Debenture Holder could be converted. Each such Debenture Holder shall be entitled to receive all notices from Company as fully as though a shareholder of Company. At the meeting so called or at any annual meeting held while the Debenture Holders have the voting rights provided under this Paragraph 14, the holders of a majority of the then outstanding principal amount of Debentures entitled to vote, present, in person or by proxy, shall be sufficient to constitute a quorum for the election of the majority of the directors as provided in this Paragraph 14.

          At any time after the voting power to elect a majority of the Company's Board shall have become vested in the Debenture Holders as provided in this Paragraph 14, the Secretary of Company shall, upon the request of the record holders of at least fifty percent (50%) of the then outstanding principal amount of Debentures, call a special meeting of the Company's shareholders for the election of directors, to be held at the place and on the notice provided in the Bylaws of Company for the holding of annual meetings. If notice of the requested meeting is not given within twenty (20) calendar days after receipt of the request for the meeting, then a person designated by the holders of at least fifty percent (50%) of the amount of the principal amount of the then outstanding Debentures may call such a special meeting at the place on the notice above provided, and for that purpose shall have access to the stock books of Company. At any meeting so called or at any annual meeting held while the Debenture Holders have the voting power to elect a majority of the Company's Board, the holders of a majority of the then outstanding principal amount of Debentures, present in person or by proxy, shall constitute a quorum for the election of directors as provided in this Paragraph 14. The terms of office of all Independent Directors (as hereinafter defined) who are directors of Company at the time of the meeting shall terminate on the election at the meeting by the Debenture Holders of the number of the directors such Debenture Holders are entitled to elect, and the persons so elected as directors by the Debenture Holders, together with the persons, if any, elected as directors by the holders of the Common Stock, shall constitute the duly elected directors of Company. In the event the holders of the Common Stock fail to elect the number of directors that they are entitled to elect at the meeting, the resulting vacancies may be filled by the directors who are elected.

          Whenever the voting rights of the Debenture Holders shall cease as provided in this Paragraph 14, the term of office of all persons who are at the time directors of Company and who were elected solely under this Paragraph 14 to constitute a majority of the Company's Board as provided herein shall terminate on election of their successors by the holders of the Common Stock.

          Right to Transfer. Notwithstanding anything contained in the Agreement to the contrary, the Debentures may be pledged, together with the rights of Investor, in whole or in part, to any bank, savings and loan association or other institutional lender unaffiliated with Investor (in each case, an "Institutional Lender") as collateral to secure a bona fide loan from such Institutional Lender, and may be transferred to such Institutional Lender upon the foreclosure of the security interest created by such pledge, provided that such pledge or transfer (in each case, an "Institutional Transfer"), as the case may be, is in compliance with the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and any applicable state securities and insurance laws.

          Except as otherwise set forth below, the Debentures may also be pledged, assigned, sold or otherwise transferred in whole or in part (in each case, a "Transfer") to any other "Person" or "Persons" (as hereinafter defined), on the condition that such Transfer is in compliance with t Securities Act, the Trust Indenture Act and any applicable state securities and insurance laws; provided, however, that except as to the pledge of Securities to an Institutional Lender, Investor may not transfer in one or more transactions more than $1,500,000.00 of face value of Debentures to any one person other than Investor Controlled Affiliates (as hereinafter defined) without the prior written approval of a majority of the Independent Directors (as hereinafter defined). Such limitation shall not, however, apply to the sale of any Debentures registered pursuant to Sections 4.1 or 4.2 of the Agreement. With respect to any transfer effected pursuant to this Paragraph 15, all terms and provisions contained herein and in the Agreement shall be binding upon and inure to the benefit of such transferees.

          With respect to any offer, sale or other disposition of any Debentures or any Common Stock acquired on conversion of any Debentures which have not been registered pursuant to Article 4 of the Agreement, the holder thereof will give written notice to Company prior to any such offer sale or other disposition describing briefly the manner thereof (the "Transfer Notice"), together, if requested by Company, with a written opinion of such holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law in effect. Within fifteen (15) calendar days after receiving a Transfer Notice (the "Notice Period") and reasonably satisfactory opinion, if so requested, Company shall notify such holder that such holder may offer, sell or otherwise dispose of the Debentures or any Common Stock acquired on conversion of any Debentures, all in accordance with the terms of the Transfer Notice delivered to Company. Such transfer must be effected within ninety (90) calendar days following the holder's receipt of written consent from Company with respect to such transfer. If Company determines that the opinion of counsel for the Holder is not reasonably satisfactory to Company, Company shall so notify the Holder within the Notice Period that such determination has been made. Each of the Debentures and Common Stock into which such Debentures may be converted thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act and the Trust Indenture Act, unless, in the opinion of counsel for Company, it is determined that such legend is not required in order to ensure compliance and Company may issue stop transfer instructions to its transfer agent in connection with such restriction. In the event that Company fails to respond to a Transfer Notice prior to the expiration of the Notice Period, Holder may sell or otherwise transfer the Debentures or any Common Stock acquired on conversion of any Debentures in the manner described in such Transfer Notice; provided, however, that such transfer is effected within ninety (90) days following the Notice Period.

          The following terms shall be defined as follows: "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, busin trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; "Investor Controlled Affiliates" shall be any trusts, corporations, associations, limited partnerships, general partnerships or other business entities in which more than fifty percent (50%) of the stock of each class having ordinary voting power or beneficial or other ownership interest, as appropriate, shall, at the time as of which any determination is being made, be owned or controlled, directly or indirectly by Investor or any general or limited partner of Investor, or as to which Investor or any general or limited partner of Investor is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act and the regulations, rulings and decisions promulgated thereunder; and the "Independent Directors" are those members of the Company's Board other than (1) the Debenture Holder Designees,
(2) any member of the Company's Board who is nominated by Investor and elected by the Company's shareholders, (3) any affiliate (as defined pursuant to the Securities Act) of Investor, and (4) any officer or employee of Company; provided, however, nothing contained herein shall be construed to require that the Company's Board be comprised of any Independent Directors. Notwithstanding the right of Investor to transfer in one or more transactions Debentures to Investor Controlled Affiliates, so long as Carl Strunk is an officer or director of Company or Assurance Company, and is a director or officer of Fidelity National Financial, Inc., or any of its subsidiaries or affiliates, then Investor may not transfer in one or more transactions more than $1,500,000.00 of face value Debentures to Fidelity National Financial, Inc., or any of its subsidiaries or affiliates.

          Registration. Company may deem and treat each registered holder of a Debenture Certificate (each, a "Debenture Holder" and collectively, the "Debenture Holders") as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Debenture Holder or any other purposes. Company shall keep at its principal office a register in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), Company shall provide for the prompt registration, transfer and conversion of any Debentures (the "Company Register").

          Mechanics of Transfer. Company shall promptly register any permitted transfer of record ownership of any outstanding Debenture Certificates on the Company Register upon surrender thereof accompanied, if so required by Company, by a written instrument or instruments of transfer duly executed by a Debenture Holder or by its duly authorized attorney. Upon a proper registration of transfer, a new Debenture Certificate shall be issued to the transferee and the surrendered Debenture Certificate shall be cancelled by Company; provided, however, in the event of a partial transfer, Company shall promptly issue to the transferor a new Certificate representing the retained portion of the transferor's Debentures and in connection with any transfer permitted under this subsection, the transferor can require Company to reissue the Debenture Certificates in amounts which are multiples of $10,000.00, but no fractional amounts;

notwithstanding anything contained in this Certificate to the contrary, Debenture Certificates may not be issued or transferred in denominations of less than $1,500,000.00 principal amount except to Investor or Investor Controlled Affiliates, or after obtaining appropriate permits from the California Department of Corporations.

                Voting Rights. With respect to matters other than the designation and election of members to the Company's Board of Directors, the Debenture Holders shall have voting rights with respect to each Debenture equal to the number of shares into which such Debenture is convertible. Such voting rights shall extend only to the following matters, when submitted for approval of the Company's shareholders or when written consent of the Company's shareholders is sought:

               (a) The amendment of the Company's Certificate of Incorporation;

               (b) The sale or transfer of all or substantially all of Company's assets;

               (c) The consolidation, reorganization, reclassification,
                   recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up of Company;

               (d) Changes in the Company's authorized capital stock; and

               (e) Changes in the number of individuals constituting the
                   Company's Board to a number other seven (7).

        The matters set forth above shall require the affirmative vote of the holders of at least seventy percent (70%) in the aggregate of (i) the issued and outstanding shares of Common Stock and (ii) the number of shares of Common Stock into which the then outstanding Debentures may be converted, voting together. Each Debenture Holder shall be entitled to the number of votes equal to the number of shares of Common Stock into which such Debenture could be converted and shall have voting rights and powers equal to the voting rights and powers of Common Stock solely as to the matters set forth in items (a) through (e) above.

        Designation of Directors. The Debenture Holders shall, as a class, have the right to designate a number of individuals (the "Debenture Holder Designees") as members of the Company's Board determined as follows:

               (a) If the principal amount of the outstanding Debentures is $10 million or more, three (3) designees;

               (b) If the principal amount of the outstanding Debentures is $5 million or more but less than $10 million, two (2) designees; and

               (c) If the principal amount of the outstanding Debentures is less than $5 million, the then remaining Debenture Holders shall not be entitled to designate any directors.

        If a Debenture Holder Designee shall cease for any reason to be director of Company prior to the expiration of his or her term of office, an individual designated by the then remaining Debenture Holder Designees shall be appointed or elected to fill the resulting vacancy on the Company's Board.

        Effect of Reclassifications. In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of any Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any sale or conveyance to another corporation of all or substantially all the assets of Company (all of which transactions are subject to the approvals specified in Section 3.2.3 of the Agreement), the Debenture Holders shall have the right thereafter to convert the Debentures into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, sale or conveyance by a holder of the number of shares of Common Stock of Company into which the Debentures might have been converted immediately prior to such reclassification, change, sale or conveyance. This Paragraph 20 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive sales or conveyances.

        IN WITNESS WHEREOF, Company has caused this Debenture to be signed and sealed by the person named below thereunto duly authorized on August 16, 1994.

COMPANY:PAC RIM HOLDING CORPORATION




                                        By: /s/ STANLEY BRAUN
                                            ---------------------------
                                        Its: CEO
                                            ---------------------------


[SEAL]                                  By: /s/ HARVEY BURNS
                                            ---------------------
                                        Its: Secretary
                                             --------------------------

PAC RIM HOLDING CORPORATION
(Formed Under the Laws of the State of Delaware)

COMMON STOCK SERIES 1 DETACHABLE WARRANT CERTIFICATE


Date of Issuance: August 16, 1994

Number of Warrant Shares Subject
to this Certificate on the Date
of Issuance:  1,350,000

Registered Holder: PRAC Ltd.

Void After 5:00 p.m., August 15, 1999

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF NECESSARY, RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO PAC RIM HOLDING CORPORATION THAT REGISTRATION IS NOT REQUIRED.

         SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THAT CERTAIN "AGREEMENT TO PURCHASE SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANTS" DATED AS OF APRIL 15, 1994, BETWEEN PAC RIM HOLDING CORPORATION AND PRAC LTD. (THE "AGREEMENT"), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF PAC RIM HOLDING CORPORATION AND A CONFORMED COPY OF WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONDITIONS SO SPECIFIED SHALL HAVE BEEN COMPLIED WITH.

         FOR VALUE RECEIVED, Pac Rim Holding Corporation, a Delaware corporation (the "Company"), hereby certifies that PRAC Ltd., a Nevada limited partnership ("Investor"), or any registered assignee of Investor, is the registered holder (the "Holder") of One Million Three Hundred Fifty Thousand (1,350,000) Series 1 Warrants (the "Warrants") to purchase from the Company One Million Three Hundred Fifty Thousand (1,350,000) newly issued shares of Common Stock of the Company (each, a "Share" and collectively, the "Shares").

         The Warrants evidenced by this Certificate are part of a duly authorized issue of Series 1 Warrants to purchase One Million Five Hundred Thousand (1,500,000) newly issued Shares and a simultaneous issue of (i) TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) aggregate amount of the Company's eight percent (8%) Series A Convertible Debentures which are convertible into shares of Company's $0.01 par value common stock (the "Series A Debentures"),
(ii) Series 2 Warrants to purchase One Million Five Hundred Thousand (1,500,000) newly issued shares of common stock of the Company, and (iii) Series 3 Warrants to purchase Eight Hundred Thousand (800,000) newly issued shares of common stock of the Company pursuant to the Agreement.

         The Agreement is incorporated in this Certificate by this reference and must be referred to for a complete description of the rights, obligations and duties of the Company and the Holders of the Warrants issued pursuant to the Agreement. In the event of any conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement will control. Capitalized terms not defined in this Certificate will have the meanings assigned to them under the Agreement.

           Exercise of Warrants. (a) On or before 5:00 p.m. on August 15, 1999, the Holder shall have the right to purchase from Company one (1) fully paid and nonassessable Share for each Warrant at the exercise price of $2.50 per Share, subject to the adjustment of the exercise price provided in Schedule 3.3.2(d) attached to the Agreement (the "Exercise Price"), upon surrender to Company at its principal office of this Certificate evidencing such Warrants, with the form of election to purchase attached hereto completed and signed (specifying the number of Shares for which the Warrant is exercisable), and upon payment to Company of the Exercise Price in cash, lawful currency of the United States of America.

                  (b) The Warrants represented by this Certificate shall be exercisable, at the election of the Holder, either in their entirety or from time to time for part only of the number of Warrants specified in this Certificate and in the notice with respect to the exercise thereof. If less than all of the Warrants evidenced by this Certificate are exercised at any time prior to the Maturity Date, a new Certificate or Certificates, as the case may be, shall promptly be issued for the balance of the Warrants not so exercised, but no fractional numbers. All Certificates surrendered upon exercise of Warrants shall be cancelled by Company.

                  (c) Upon surrender of any Certificate and payment of the Exercise Price, Company shall promptly issue and cause to be delivered to, or upon the written order of, the Holder, and in such name or names as the Holder may designate, a certificate or other document representing the Share or Shares issuable upon the exercise of the Warrants evidenced by this Certificate. The certificate representing the Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of any Certificate and payment of the Exercise Price.

           Right to Transfer. Notwithstanding anything contained in the Agreement or this Certificate to the contrary, the Warrants represented by this Certificate may be pledged, together with the rights of the Investor, in whole or in part, to any bank, savings and loan association or other institutional lender unaffiliated with Investor (in each case, an "Institutional Lender") as collateral to secure a bona fide loan from such Institutional Lender, and may be transferred to such Institutional Lender upon the foreclosure of the security interest created by such pledge, provided that such pledge or transfer (in each case, an "Institutional Transfer"), as the case may be, is in compliance with the Securities Act and any applicable state securities and insurance laws.

                  Except as otherwise set forth below, the Warrants represented by this Certificate may also be pledged, assigned, sold or otherwise transferred in whole or in part (in each case, a "Transfer") to any other "Person" or "Persons" (as hereinafter defined), on the condition that such Transfer is in compliance with the Securities Act and any applicable state securities and insurance laws. With respect to any Transfer effected pursuant to this Paragraph 2 and Section 3.1.2(b) of the Agreement, all terms and provisions of the Agreement shall be binding upon and inure to the benefit of such transferees.

                  With respect to any offer, sale or other disposition of any Warrants or any Shares acquired on exercise of any Warrants which have not been registered pursuant to Article 4 of the Agreement, the Holder will give written notice to Company prior to any such offer, sale or other disposition describing briefly the manner thereof (the "Transfer Notice"), together, if requested by Company, with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law then in effect. Within fifteen (15) days after receiving a Transfer Notice (the "Notice Period") and reasonably satisfactory opinion, if so requested, Company shall notify such Holder that such Holder may offer, sell or otherwise dispose of the Warrants or any Shares acquired on exercise of any Warrants, all in accordance with the terms of the Transfer Notice delivered to Company. Such transfer must be effected within ninety

(90) calendar days following the Holder's receipt of written consent from Company with respect to such transfer. If Company has determined that the opinion of counsel for the Holder is not reasonably satisfactory to Company, Company shall so notify the Holder within the Notice Period that such determination has been made. Each of the Warrants and Shares with respect to which any Warrant may be exercised thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act unless, in the opinion of counsel for Company, it is determined that such legend is not required in order to ensure compliance and Company may issue stop transfer instructions to its transfer agent in connection with such restriction. In the event that Company fails to respond to a Transfer Notice prior to the expiration of the Notice Period, the Holder may sell or otherwise transfer the Warrants or any Common Stock acquired as a consequence of exercising any Warrants in the manner described in such Transfer Notice; provided, however, that such transfer is effected within ninety (90) calendar days following the expiration of the Notice Period.

                  The following terms shall be defined as follows: (i) "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; and (ii) "Investor Controlled Affiliates" shall be any trusts, corporations, associations, limited partnerships, general partnerships or other business entities in which more than fifty percent (50%) of the stock of each class having ordinary voting power or beneficial or other ownership interest, as appropriate, shall, at the time as of which any determination is being made, be owned or controlled, directly or indirectly by Investor or any general or limited partner of Investor, or as to which Investor or any general or limited partner of Investor is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act and the regulations, rulings and decisions promulgated thereunder.

                  Company may deem and treat each registered Holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Holder, or any other purposes.

                  (f) Company shall promptly register any transfer of record ownership of any outstanding Certificates on the Company Register upon surrender thereof accompanied, if so required by Company, by a written instrument or instruments of transfer duly executed by Holder or by its duly authorized attorney. Upon a proper registration of transfer, a new Certificate shall be issued to the transferee and the surrendered Certificate shall be cancelled by Company; provided, however, in the event of a partial transfer, Company shall promptly issue to the transferor a new Certificate representing the retained portion of the transferor's Warrants and, in connection with any transfer permitted under Section 3.1.2 of the Agreement, the transferor can require Company to reissue the Certificates representing the Warrants for any number of Warrants, but no fractional numbers.

           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrants. If the exercise of any Warrants results in a fraction, an amount of money equal to such fraction multiplied by the fair market value of one share of Common Stock on the date on which such conversion or exercise is deemed made shall be paid to the Holder otherwise entitled to such fraction.

           Effect of Reclassifications. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of any Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any sale or conveyance to another corporation of all or substantially all the assets of Company, the Holder shall have the right thereafter to exercise such Warrants to purchase the kind and amount of shares of stock and other securities of Company and property receivable upon such reclassification, change, sale or conveyance by a holder of the number of Shares as to which such Warrants might have been exercised immediately prior to such reclassification, change, sale or conveyance. This Paragraph 4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive sales or conveyances.

           Company to Reserve Stock. Company covenants that it will at all times after the Date of Issuance hereof reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of any Debentures or exercise of any Warrants, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Debentures and exercise of all outstanding Warrants. Company covenants that all shares of Common Stock which shall be so issuable shall, when issued pursuant to and in accordance with the terms of the Warrants and this Agreement, be duly and validly issued and fully paid and nonassessable.

           Exercise Price Adjustments.

                  (a) Adjustment for Stock Splits and Subdivisions. In the event Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holders thereof to receive, directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise thereof shall be increased in proportion to such increase of outstanding shares.

                  (b) Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Exercise Price for any Warrants shall be appropriately increased so that the number of shares of Common Stock issuable on exercise thereof shall be decreased in proportion to such decrease in outstanding shares.

                  (c) Adjustments for Recapitalizations. In the event that Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Warrants may thereafter receive in lieu of the Common Stock otherwise issuable upon exercise of any Warrants, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock.

                  (d) Adjustments for Dividends. In the event that Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the closing price of the Common Stock prior to the occurrence of such event utilized in the calculation of the Exercise Price upon the exercise of any Warrants shall be proportionately decreased in order that they may be properly compared to post-dividend closing prices in determining such exercise prices, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                  (e) Other Dividends. In the event that Company shall at any time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock, then provision shall be made as part of the terms of such dividend or distribution so that the holder of any Warrants surrendered for exercise after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Warrants been converted or exercised immediately prior to such record date.

                  (f) Adjustments. The adjustments referred to in this Paragraph 6 shall be made successively if more than one event listed herein shall occur.

           Taxes and Expenses on Conversion. The issuance of certificates for Shares upon the exercise of any Warrants shall be made without charge to the exercising Holder for any expense or tax (other than federal or state income taxes) in respect of the issuance of such certificates, and such certificates shall promptly be issued in the name of, or in such names as may be directed by, the Holder.

           Mutilated or Missing Certificates. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, Company will promptly make and deliver in lieu of such Warrant Certificates a new Warrant Certificate of like tenor and representing the same number of Warrants.

           The Warrants represented by this Certificate are detachable from those certain Series A Debentures issued by the Company pursuant to the Agreement.

         IN WITNESS WHEREOF, PAC RIM HOLDING CORPORATION has caused this Certificate to be signed by the person named below thereunto duly authorized on August 16, 1994.

                                            PAC RIM HOLDING CORPORATION


                                       By: /s/ STANLEY BRAUN
                                          ---------------------------------
                                       Title: CEO



[SEAL]                                 By: /s/ HARVEY BURNS
                                           ---------------------------------
                                       Title: Secretary

EXERCISE OF WARRANT

         ___________________________, hereby irrevocably elects to exercise the purchase rights represented by this Certificate with respect to the following number of shares of common stock of PAC RIM HOLDING CORPORATION (the "Company"), upon the terms and subject to the conditions specified in that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated April 15, 1994 by and between Company and PRAC Ltd.:

           Number of Shares                 _______________

           Exercise Price                   $2.50 per Share*

           Total Cost                       $______________

Dated: _____________, 1994        _________________________________
                                       [Typed Name of Holder]

                                       By: ______________________________

                                       Title: ___________________________

* Subject to adjustment as provided in Schedule 3.3.2 to the Agreement.

PAC RIM HOLDING CORPORATION
(Formed Under the Laws of the State of Delaware)

COMMON STOCK SERIES 2 DETACHABLE WARRANT CERTIFICATE


Date of Issuance: August 16, 1994

Number of Warrant Shares Subject
to this Certificate on the Date
of Issuance:  1,350,000

Registered Holder: PRAC Ltd.

Void After 5:00 p.m., August 15, 1999

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF NECESSARY, RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO PAC RIM HOLDING CORPORATION THAT REGISTRATION IS NOT REQUIRED.

         SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THAT CERTAIN "AGREEMENT TO PURCHASE SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANTS" DATED AS OF APRIL 15, 1994, BETWEEN PAC RIM HOLDING CORPORATION AND PRAC, LTD, (THE "AGREEMENT"), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF PAC RIM HOLDING CORPORATION AND A CONFORMED COPY OF WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONDITIONS SO SPECIFIED SHALL HAVE BEEN COMPLIED WITH.

         FOR VALUE RECEIVED, Pac Rim Holding Corporation, a Delaware corporation (the "Company"), hereby certifies that PRAC Ltd., a Nevada limited partnership ("Investor"), or any registered assignee of Investor, is the registered holder (the "Holder") of One Million Three Hundred Fifty Thousand (1,350,000) Series 2 Warrants (the "Warrants") to purchase from the Company One Million Three Hundred Fifty Thousand (1,350,000) newly issued shares of Common Stock of the Company (each, a "Share" and collectively, the "Shares").

         The Warrants evidenced by this Certificate are part of a duly authorized issue of Series 2 Warrants to purchase One Million Five Hundred Thousand (1,500,000) newly issued Shares and a simultaneous issue of (i) TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) aggregate amount of the Company's eight percent (8%) Series A Convertible Debentures which are convertible into shares of Company's $0.01 par value common stock (the "Series A Debentures"),
(ii) Series 1 Warrants to purchase One Million Five Hundred Thousand (1,500,000) newly issued shares of common stock of the Company, and (iii) Series 3 Warrants to purchase Eight Hundred Thousand (800,000) newly issued shares of common stock of the Company pursuant to the Agreement.

         The Agreement is incorporated in this Certificate by this reference and must be referred to for a complete description of the rights, obligations and duties of the Company and the Holders of the Warrants issued pursuant to the Agreement. In the event of any conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement will control. Capitalized terms not defined in this Certificate will have the meanings assigned to them under the Agreement.

           Exercise of Warrants. (a) On or before 5:00 p.m. on August 15, 1999, the Holder shall have the right to purchase from Company one (1) fully paid and nonassessable Share for each Warrant at the exercise price of $3.00 per Share, subject to the adjustment of the exercise price provided in Schedule 3.3.2(d) attached to the Agreement (the "Exercise Price"), upon surrender to Company at its principal office of this Certificate evidencing such Warrants, with the form of election to purchase attached hereto completed and signed (specifying the number of Shares for which the Warrant is exercisable), and upon payment to Company of the Exercise Price in cash, lawful currency of the United States of America.

                  (b) The Warrants represented by this Certificate shall be exercisable, at the election of the Holder, either in their entirety or from time to time for part only of the number of Warrants specified in this Certificate and in the notice with respect to the exercise thereof. If less than all of the Warrants evidenced by this Certificate are exercised at any time prior to the Maturity Date, a new Certificate or Certificates, as the case may be, shall promptly be issued for the balance of the Warrants not so exercised, but no fractional numbers. All Certificates surrendered upon exercise of Warrants shall be cancelled by Company.

                  (c) Upon surrender of any Certificate and payment of the Exercise Price, Company shall promptly issue and cause to be delivered to, or upon the written order of, the Holder, and in such name or names as the Holder may designate, a certificate or other document representing the Share or Shares issuable upon the exercise of the Warrants evidenced by this Certificate. The certificate representing the Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of any Certificate and payment of the Exercise Price.

           Right to Transfer. Notwithstanding anything contained in the Agreement or this Certificate to the contrary, the Warrants represented by this Certificate may be pledged, together with the rights of the Investor, in whole or in part, to any bank, savings and loan association or other institutional lender unaffiliated with Investor (in each case, an "Institutional Lender") as collateral to secure a bona fide loan from such Institutional Lender, and may be transferred to such Institutional Lender upon the foreclosure of the security interest created by such pledge, provided that such pledge or transfer (in each case, an "Institutional Transfer"), as the case may be, is in compliance with the Securities Act and any applicable state securities and insurance laws.

                  Except as otherwise set forth below, the Warrants represented by this Certificate may also be pledged, assigned, sold or otherwise transferred in whole or in part (in each case, a "Transfer") to any other "Person" or "Persons" (as hereinafter defined), on the condition that such Transfer is in compliance with the Securities Act and any applicable state securities and insurance laws. With respect to any Transfer effected pursuant to this Paragraph 2 and Section 3.1.2(b) of the Agreement, all terms and provisions of the Agreement shall be binding upon and inure to the benefit of such transferees.

                  With respect to any offer, sale or other disposition of any Warrants or any Shares acquired on exercise of any Warrants which have not been registered pursuant to Article 4 of the Agreement, the Holder will give written notice to Company prior to any such offer, sale or other disposition describing briefly the manner thereof (the "Transfer Notice"), together, if requested by Company, with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law then in effect. Within fifteen (15) days after receiving a Transfer Notice (the "Notice Period") and reasonably satisfactory opinion, if so requested, Company shall notify such Holder that such Holder may offer, sell or otherwise dispose of the Warrants or any Shares acquired on exercise of any Warrants, all in accordance with the terms of the Transfer Notice delivered to Company. Such transfer must be effected within ninety (90) calendar days following the Holder's receipt of written consent from Company with respect to such transfer. If Company has determined that the opinion of counsel for the Holder is not reasonably satisfactory to Company, Company shall so notify the Holder within the Notice Period that such determination has been made. Each of the Warrants and Shares with respect to which any Warrant may be exercised thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act unless, in the opinion of counsel for Company, it is determined that such legend is not required in order to ensure compliance and Company may issue stop transfer instructions to its transfer agent in connection with such restriction. In the event that Company fails to respond to a Transfer Notice prior to the expiration of the Notice Period, the Holder may sell or otherwise transfer the Warrants or any Common Stock acquired as a consequence of exercising any Warrants in the manner described in such Transfer Notice; provided, however, that such transfer is effected within ninety (90) calendar days following the expiration of the Notice Period.

                  The following terms shall be defined as follows: (i) "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; and (ii) "Investor Controlled Affiliates" shall be any trusts, corporations, associations, limited partnerships, general partnerships or other business entities in which more than fifty percent (50%) of the stock of each class having ordinary voting power or beneficial or other ownership interest, as appropriate, shall, at the time as of which any determination is being made, be owned or controlled, directly or indirectly by Investor or any general or limited partner of Investor, or as to which Investor or any general or limited partner of Investor is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act and the regulations, rulings and decisions promulgated thereunder.

                  Company may deem and treat each registered Holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Holder, or any other purposes.

                  (f) Company shall promptly register any transfer of record ownership of any outstanding Certificates on the Company Register upon surrender thereof accompanied, if so required by Company, by a written instrument or instruments of transfer duly executed by Holder or by its duly authorized attorney. Upon a proper registration of transfer, a new Certificate shall be issued to the transferee and the surrendered Certificate shall be cancelled by Company; provided, however, in the event of a partial transfer, Company shall promptly issue to the transferor a new Certificate representing the retained portion of the transferor's Warrants and, in connection with any transfer permitted under Section 3.1.2 of the Agreement, the transferor can require Company to reissue the Certificates representing the Warrants for any number of Warrants, but no fractional numbers.

           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrants. If the exercise of any Warrants results in a fraction, an amount of money equal to such fraction multiplied by the fair market value of one share of Common Stock on the date on which such conversion or exercise is deemed made shall be paid to the Holder otherwise entitled to such fraction.

           Effect of Reclassifications. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of any Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any sale or conveyance to another corporation of all or substantially all the assets of Company, the Holder shall have the right thereafter to exercise such Warrants to purchase the kind and amount of shares of stock and other securities of Company and property receivable upon such reclassification, change, sale or conveyance by a holder of the number of Shares as to which such Warrants might have been exercised immediately prior to such reclassification, change, sale or conveyance. This Paragraph 4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive sales or conveyances.

           Company to Reserve Stock. Company covenants that it will at all times after the Date of Issuance hereof reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of any Debentures or exercise of any Warrants, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Debentures and exercise of all outstanding Warrants. Company covenants that all shares of Common Stock which shall be so issuable shall, when issued pursuant to and in accordance with the terms of the Warrants and this Agreement, be duly and validly issued and fully paid and nonassessable.

           Exercise Price Adjustments.

                  (a) Adjustment for Stock Splits and Subdivisions. In the event Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holders thereof to receive, directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise thereof shall be increased in proportion to such increase of outstanding shares.

                  (b) Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Exercise Price for any Warrants shall be appropriately increased so that the number of shares of Common Stock issuable on exercise thereof shall be decreased in proportion to such decrease in outstanding shares.

                  (c) Adjustments for Recapitalizations. In the event that Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Warrants may thereafter receive in lieu of the Common Stock otherwise issuable upon exercise of any Warrants, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock.

                  (d) Adjustments for Dividends. In the event that Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the closing price of the Common Stock prior to the occurrence of such event utilized in the calculation of the Exercise Price upon the exercise of any Warrants shall be proportionately decreased in order that they may be properly compared to post-dividend closing prices in determining such exercise prices, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                  (e) Other Dividends. In the event that Company shall at any time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock, then provision shall be made as part of the terms of such dividend or distribution so that the holder of any Warrants surrendered for exercise after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Warrants been converted or exercised immediately prior to such record date.

                  (f) Adjustments. The adjustments referred to in this Paragraph 6 shall be made successively if more than one event listed herein shall occur.

           Taxes and Expenses on Conversion. The issuance of certificates for Shares upon the exercise of any Warrants shall be made without charge to the exercising Holder for any expense or tax (other than federal or state income taxes) in respect of the issuance of such certificates, and such certificates shall promptly be issued in the name of, or in such names as may be directed by, the Holder.

           Mutilated or Missing Certificates. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, Company will promptly make and deliver in lieu of such Warrant Certificates a new Warrant Certificate of like tenor and representing the same number of Warrants.

           The Warrants represented by this Certificate are detachable from those certain Series A Debentures issued by the Company pursuant to the Agreement.

         IN WITNESS WHEREOF, PAC RIM HOLDING CORPORATION has caused this Certificate to be signed by the person named below thereunto duly authorized on August 16, 1994.

                                       PAC RIM HOLDING CORPORATION

                                  By: /s/ STANLEY BRAUN
                                      ----------------------------------------
                                  Title: CEO

[SEAL]                            By: /s/ HARVEY BURNS
                                      ----------------------------------------
                                  Title: Secretary

EXERCISE OF WARRANT

         ___________________________, hereby irrevocably elects to exercise the purchase rights represented by this Certificate with respect to the following number of shares of common stock of PAC RIM HOLDING CORPORATION (the "Company"), upon the terms and subject to the conditions specified in that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated April 15, 1994 by and between Company and PRAC Ltd.:

           Number of Shares                  _______________

           Exercise Price                    $3.00 per Share*

           Total Cost                        $______________

Dated: _____________, 1994        _________________________________
                                       [Typed Name of Holder]

                                       By: ______________________________

                                       Title: ___________________________

*  Subject to adjustment as provided in Schedule 3.3.2 to the Agreement.

                                  EXHIBIT A-2

                              ALLSTATE SECURITIES

- -

No. 3                                                             $2,000,000.00

PAC RIM HOLDING CORPORATION
(Formed Under the Laws of the State of Delaware)

8% SIMPLE ANNUAL INTEREST SERIES A CONVERTIBLE DEBENTURE
CERTIFICATE

Issue Date:  August 16, 1994

Maturity Date:  August 15, 1999


         THE 8% SIMPLE INTEREST SERIES A CONVERTIBLE DEBENTURES (THE "DEBENTURES") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE TRUST INDENTURE ACT OF 1939 OR APPLICABLE STATE SECURITIES LAWS. THE DEBENTURES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACTS AND APPLICABLE STATE SECURITIES LAWS AND, IF NECESSARY, RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO PAC RIM HOLDING CORPORATION THAT REGISTRATION IS NOT REQUIRED.

         THE DEBENTURES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THAT CERTAIN "AGREEMENT TO PURCHASE SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANTS" DATED AS OF APRIL 15, 1994, BETWEEN PAC RIM HOLDING CORPORATION AND PRAC LTD. ("INVESTOR"), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF PAC RIM HOLDING CORPORATION AND A CONFORMED COPY OF WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONDITIONS SO SPECIFIED SHALL HAVE BEEN COMPLIED WITH.

         Pac Rim Holding Corporation, a Delaware corporation ("Company"), is indebted and, for value received, promises to pay to ALLSTATE INSURANCE COMPANY, a corporation, or any registered assignee of this Debenture ("Holder"), the principal amount of Two Million and no/100 Dollars ($2,000,000.00) in legal tender of the United States of America on the Maturity Date at the principal office of the Company (unless this Debenture has been duly called for redemption and payment of the redemption price made or provided for).

         This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 8% Simple Annual Interest Series A Convertible Debentures (the "Debentures"), limited in aggregate principal amount to Twenty Million Dollars ($20,000,000), issued or to be issued pursuant to the terms of that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated as of April 15, 1994 between Company and Investor (the "Agreement"). All rights, duties, and restrictions applicable to the Debentures are governed by and subject to the terms of the Agreement. Capitalized terms not defined herein shall have the same meaning as stated in the Agreement. A conformed copy of the Agreement will be furnished to the Holder upon written request and without charge. The terms of the Debentures as stated in this Certificate shall be subject to and limited by the terms of the Agreement. In the event any conflict exists between this Certificate and the Agreement, the Agreement shall control.

DEBENTURE TERMS

          Maturity Date.  August 15, 1999.

          Interest Rate. The Debentures shall bear interest at a rate of eight percent (8%) per annum simple interest. Interest on the amount of the Debentures outstanding shall be computed on the basis of a 365-day or a 366-day year, as the case may be, actual days elapsed, from the Closing Date until repayment.

          Interest Payments. The first payment of interest on the outstanding principal amount of the Debentures shall be due and payable in cash by Company to the Holder in arrears on that date which is six (6) months following the Closing Date and thereafter such interest shall be due and payable semiannually in arrears, in each case payable to the Holder in cash at the address of the Holder then on record with Company.

          Mandatory Redemption. Company may not redeem any Debentures prior to the Maturity Date. Company shall redeem the Debentures then outstanding on the Maturity Date and all then outstanding principal and interest relating to such Debentures shall immediately be due and payable to the Debenture Holders in cash on that date.

          Conversion Rights. At any time after the Closing Date, each Holder shall have the right, at its option, at any time and from time to time prior to the Maturity Date, to convert in increments of $1,000,000.00 or more, or if such Holder owns less than $1,000,000.00 of Debentures, such lesser amount, subject to the terms and provisions contained herein and in the Agreement, any portion of the original principal amount of the Debentures (to the extent such convertible portion has not been subject to mandatory conversion as set forth in Paragraph 6 hereof and Section 3.2.5 of the Agreement) into shares of Common Stock, at the rate of $2.75 of principal amount of Debentures per share of Common Stock (the "Conversion Price"). Such conversion shall be effective upon surrender of any of the Debenture Certificates, the principal of which is so to be converted, to Company at its principal office at any time during usual business hours, accompanied, if so required by Company, by a written instrument or instruments of transfer in form satisfactory to Company duly executed by the converting Holder of such Debentures or its attorney duly authorized in writing.

          Mandatory Conversion. In the event that on any date subsequent to the third anniversary of the Closing Date (the "Measurement Date") the Closing Sale Price (as hereinafter defined) of the Common Stock on the NASDAQ National Market or any exchange on which such shares are listed for trading shall be greater than one hundred fifty percent (150%) of the Conversion Price for twenty (20) out of the thirty (30) consecutive trading days immediately preceding the Measurement Date, the then outstanding Debentures shall automatically be converted at the Conversion Price into Common Stock and said Common Stock shall promptly be issued and delivered to the Holder or Holders thereof in accordance with Article 3 of the Agreement ("Automatic Conversion"). As used herein and in the Agreement, the "Closing Sale Price" of any share of Common Stock shall be
(a) if the Common Stock is listed on an established stock exchange or exchanges, the average of the closing bid and asked prices per share on such date on the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange, or (b) if the Common Stock is not then listed on an exchange, the last reported sale price per share on such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such date, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date.

          Issuance of Common Stock Upon Conversion. As promptly as practicable after the surrender of any Debentures for conversion or Automatic Conversion, Company shall issue and deliver or cause to be issued and delivered to or upon the written order of the converting Holder certificates representing the number of fully paid and nonassessable shares of Common Stock into which such Debentures are converted in accordance with the provisions of Article 3 of the Agreement, and if any principal amount of such Debenture remains unpaid after such conversion, a new Debenture Certificate or Debenture Certificates dated the date to which interest has been paid on the Debenture or Debentures surrendered for conversion, in an aggregate principal amount equal to such unpaid principal amount, and specifying the portion of such unpaid principal amount, if any, which may be converted into Common Stock. Subject to the following provisions, such conversion shall be deemed to have been made at the close of business on the date that such Debentures shall have been surrendered for conversion or on the date of Automatic Conversion, as the case may be, so that the rights of the Holder with respect to the principal amount of the Debentures so converted shall cease at such time and the Holder or Holders entitled to receive the shares of Common Stock upon conversion of such Debentures shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price; provided, however, that no such surrender or Automatic Conversion on any date when the stock transfer books of Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion, as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and such conversion shall be at the Conversion Price in effect on the date that such Debentures shall have been surrendered for conversion.

         If the last day for the exercise of the conversion right shall be a Sunday or shall be in California a legal holiday or a day on which banking institutions are authorized by law to close, then such conversion right may be exercised on the next succeeding day not in California a legal holiday or a day on which banking institutions are authorized by law to close.

          Conversion Price Adjustments.

                (a) Adjustment for Stock Splits and Subdivisions. In the event Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Com Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holders thereof to receive directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of any Debentures shall be increased in proportion to such increase of outstanding shares.

                (b) Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Conversion Price for Debentures shall be appropriately increased so that the number of shares of Common Stock issuable on conversion thereof shall be decreased in proportion to such decrease in outstanding shares.

                (c) Adjustments for Recapitalizations. In the event that Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as par of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Debentures may thereafter receive in lieu of the Common Stock otherwise issuable upon conversion of any Debentures the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock.

                (d) Adjustments for Dividends. In the event that Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the closing price of the Common Stock prior to the occurrence of such event utilized in the calculation of the Conversion Price upon conversion of any

Debentures shall be proportionately decreased in order that they may be properly compared to post-dividend closing prices in determining the Conversion Price, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                (e) Other Dividends. In the event that Company shall at any time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock, then provision shall be made as part of the terms of such dividend or distribution so that the holder of any Debentures surrendered for conversion after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Debentures been converted immediately prior to such record date.

                (f) Adjustments. The adjustments referred to in this Paragraph 8 shall be made successively if more than one event listed herein shall occur.

         Taxes and Expenses on Conversion. The issuance of certificates for shares of Common Stock upon the conversion of any Debentures shall be made without charge to the converting Debenture Holder for any expense or tax (other than federal or state income taxes) in respect of the issuance of such certificates, and such certificates shall promptly be issued in the name of, or in such names as may be directed by, the Debenture Holder.

         Payment of Interest; Adjustment for Certain Dividends. Company shall pay all interest on any Debentures or portion thereof surrendered for conversion accrued to the date of such surrender or Automatic Conversion (the "Surrender Date") except that, in the event that Company shall have declared prior to the Surrender Date a cash dividend payable on its shares of Common Stock to holders of record of such Common Stock on a date subsequent to the Surrender Date, such payment of interest shall be adjusted downward to an amount (not less than zero) determined by subtracting from the aggregate amount thereof an amount equal to the aggregate dividends to be payable as of such record date on the shares of Common Stock issuable upon conversion of such Debenture.

         Mutilated or Missing Certificates. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Debenture Certificate, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Debenture Certificate, if mutilated, Company will promptly make and deliver in lieu of such Debenture Certificate a new Debenture Certificate of like tenor, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Debenture Certificate.

         Events of Default and Acceleration. If any of the following events, herein called "Events of Default," shall occur:

                  If Company shall default in the payment of any part of the principal of the Debentures when the same shall have become due and payable at maturity and such default shall not have been remedied within fifteen (15) calendar days after written notice thereof shall have been given to Company by the holders of not less than fifty percent (50%) of the principal amount of outstanding Debentures;

         If Company shall default in the payment of any installment of interest on the Debentures and such default shall not have been remedied within fifteen
(15) calendar days after written notice thereof shall have been given to Company by the holders of not less than fifty percent (50%) of the principal amount of outstanding Debentures;

         If Company shall default in the performance of or compliance with any material term contained in Articles 12 (Post Closing Affirmative Covenants of Company) or 13 (Negative Covenants of Company) of the Agreement, and such default shall not have been remedied within twenty (20) calendar days after written notice thereof shall have been given to Company by the holders of not less than fifty percent (50%) of the principal amount of outstanding Debentures; provided, however, that any such default in performance or compliance shall not constitute an Event of Default under the Agreement unless such default or defaults (i) individually or in the aggregate represent a Material Adverse Effect on Company and Assurance Company taken as a whole or the Debenture Holders or (ii) is or are willful and intentional breaches of a material matter;

                  If any representation or warranty of Company contained in the Agreement shall prove to have been false or incorrect in any material respect on the date as of which made; provided, however, that any inaccuracy of any representation or warranty, on the Effective Date or on the Closi Date, shall not constitute an Event of Default under the Agreement unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on Company and Assurance Company, taken as a whole, or (ii) is or are willful and intentional misrepresentations of a material matter that constitute fraud;

                  If Company or any Subsidiary shall default (as principal or guarantor or other surety) in any payment of principal of, premium, if any, or interest on, or any other payment of money due under, any other obligation for borrowed money, in any single amount equal to or exceeding $25,000 or, with respect to multiple obligations, in amounts which in the aggregate equal or exceed $100,000 (including any obligation secured by purchase money mortgage), beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term, or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity;

                  If Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against Company or any of its Subsidiaries in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Company or any of its Subsidiaries or of all or any substantial part of the property of Company or of any Subsidiary;

                  If, within sixty (60) calendar days after the commencement of an action against Company or any of its Subsidiaries seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulatio such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) calendar days after the appointment without the consent or acquiescence of Company or such Subsidiary of any trustee, receiver, or liquidator of Company or any Subsidiary or of all or any substantial part of the properties of Company or any Subsidiary, such appointment shall not have been vacated; or

                  If a final judgment against which Company or any Subsidiary is uninsured which, together with other like outstanding final judgments against Company and any such Subsidiary, exceeds an aggregate of $100,000 shall be rendered against Company or any Subsidiary and if, within sixty ( calendar days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal; or if, within sixty (60) calendar days after the expiration of any such stay, such judgment shall not have been discharged;

then the holders of not less than fifty percent (50%) of the principal amount of outstanding Debentures may at any time at their option, by written notice or notices to Company in accordance with Sections 3.1.12 and

3.1.13 of the Agreement, declare all the principal amount of all the Debentures to be immediately due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued and compounded thereon without presentment, demand, protest or notice, all of which are hereby waived.

          Remedies of Default. In case any one or more Events of Default shall occur and be continuing, the holders of not less than fifty percent (50%) of the principal amount of outstanding Debentures may proceed to protect and enforce the rights of such holders by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of an Event of Default, Company will pay to the holders thereof such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including (without limitation) reasonable professional and attorneys' fees, expenses, and disbursements. If the Debenture Holders as provided hereunder shall give any notice or take any other action in respect of a claimed Event of Default, Company shall, in accordance with Section 3.1.14 of the Agreement, forthwith give written notice thereof to all other Debenture Holders of record at the time outstanding describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any Debenture Holder in exercising any right, power, or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power, or remedy conferred hereby or by any Debenture upon any Debenture Holder shall be exclusive of any other right, power, or remedy referred to herein or therein or now or hereafter available by law, in equity, by statute or otherwise.

          Election of a Majority of Directors Upon Default. If an Event of Default shall have been declared and there shall be at least $5 million of Debentures then outstanding, at the next meeting of Company's shareholders for the election of directors as provided in subsection (c) of this Paragraph 14 (unless at the time of that meeting all arrears shall have been paid and the principal and interest payment next due shall have been set aside or paid and no other Event of Default shall be existing and unremedied), the Debenture Holders, voting as a class, shall be entitled to elect the smallest number of directors necessary to ensure that the Debenture Holder Designees (as defined below) plus the directors elected under this Paragraph 14 constitute a majority of the authorized number of directors on the Company's Board (the "Post-Default Directors") and the holders of the remaining voting rights of Company shall be entitled, voting as a class, to elect the balance of the members of the Company's Board. So long as the Debenture Holders have the right to elect additional directors as provided hereunder, the directors elected by the Debenture Holders under this Paragraph 14 shall be subject to removal only by the required vote of the holders of the then outstanding Debentures. When all the principal and interest payments in arrears have been paid or set apart for payment or other Event of Default not requiring payment shall have been cured, the rights of the Debenture Holders to vote as provided in this Paragraph 14 shall cease, subject to renewal from time to time on the same terms and conditions as set forth in this Paragraph 14. The Post-Default Directors will use their best efforts, and will cause Company and its officers to use their respective best efforts, to cure any Event of Default.

          Rights to vote pursuant to this Paragraph 14 shall be exercisable only by the Debenture Holders in whose name such Debentures are registered in the Company Register on the record date for any such meeting established pursuant to applicable law. If the Debenture Holders are entitl to exercise voting rights pursuant to this Paragraph 14, each Debenture Holder shall, for the purposes of the class vote under this Paragraph 14, be entitled to the number of votes equal to the number of shares of Common Stock into which each Debenture held by such Debenture Holder could be converted. Each such Debenture Holder shall be entitled to receive all notices from Company as fully as though a shareholder of Company. At the meeting so called or at any annual meeting held while the Debenture Holders have the voting rights provided under this Paragraph 14, the holders of a majority of the then outstanding principal amount of Debentures entitled to vote, present, in person or by proxy, shall be sufficient to constitute a quorum for the election of the majority of the directors as provided in this Paragraph 14.

          At any time after the voting power to elect a majority of the Company's Board shall have become vested in the Debenture Holders as provided in this Paragraph 14, the Secretary of Company shall, upon the request of the record holders of at least fifty percent (50%) of the then outstanding principal amount of Debentures, call a special meeting of the Company's shareholders for the election of directors, to be held at the place and on the notice provided in the Bylaws of Company for the holding of annual meetings. If notice of the requested meeting is not given within twenty (20) calendar days after receipt of the request for the meeting, then a person designated by the holders of at least fifty percent (50%) of the amount of the principal amount of the then outstanding Debentures may call such a special meeting at the place on the notice above provided, and for that purpose shall have access to the stock books of Company. At any meeting so called or at any annual meeting held while the Debenture Holders have the voting power to elect a majority of the Company's Board, the holders of a majority of the then outstanding principal amount of Debentures, present in person or by proxy, shall constitute a quorum for the election of directors as provided in this Paragraph 14. The terms of office of all Independent Directors (as hereinafter defined) who are directors of Company at the time of the meeting shall terminate on the election at the meeting by the Debenture Holders of the number of the directors such Debenture Holders are entitled to elect, and the persons so elected as directors by the Debenture Holders, together with the persons, if any, elected as directors by the holders of the Common Stock, shall constitute the duly elected directors of Company. In the event the holders of the Common Stock fail to elect the number of directors that they are entitled to elect at the meeting, the resulting vacancies may be filled by the directors who are elected.

          Whenever the voting rights of the Debenture Holders shall cease as provided in this Paragraph 14, the term of office of all persons who are at the time directors of Company and who were elected solely under this Paragraph 14 to constitute a majority of the Company's Board as provided herein shall terminate on election of their successors by the holders of the Common Stock.

          Right to Transfer. Notwithstanding anything contained in the Agreement to the contrary, the Debentures may be pledged, together with the rights of Investor, in whole or in part, to any bank, savings and loan association or other institutional lender unaffiliated with Investor (in each case, an "Institutional Lender") as collateral to secure a bona fide loan from such Institutional Lender, and may be transferred to such Institutional Lender upon the foreclosure of the security interest created by such pledge, provided that such pledge or transfer (in each case, an "Institutional Transfer"), as the case may be, is in compliance with the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and any applicable state securities and insurance laws.

          Except as otherwise set forth below, the Debentures may also be pledged, assigned, sold or otherwise transferred in whole or in part (in each case, a "Transfer") to any other "Person" or "Persons" (as hereinafter defined), on the condition that such Transfer is in compliance with t Securities Act, the Trust Indenture Act and any applicable state securities and insurance laws; provided, however, that except as to the pledge of Securities to an Institutional Lender, Investor may not transfer in one or more transactions more than $1,500,000.00 of face value of Debentures to any one person other than Investor Controlled Affiliates (as hereinafter defined) without the prior written approval of a majority of the Independent Directors (as hereinafter defined). Such limitation shall not, however, apply to the sale of any Debentures registered pursuant to Sections 4.1 or 4.2 of the Agreement. With respect to any transfer effected pursuant to this Paragraph 15, all terms and provisions contained herein and in the Agreement shall be binding upon and inure to the benefit of such transferees.

          With respect to any offer, sale or other disposition of any Debentures or any Common Stock acquired on conversion of any Debentures which have not been registered pursuant to Article 4 of the Agreement, the holder thereof will give written notice to Company prior to any such offer sale or other disposition describing briefly the manner thereof (the "Transfer Notice"), together, if requested by Company, with a written opinion of such holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law in effect. Within fifteen (15) calendar days after receiving a Transfer Notice (the "Notice Period") and reasonably satisfactory opinion, if so requested, Company shall notify such holder that such holder may offer, sell or otherwise dispose of the Debentures or any Common Stock acquired on conversion of any Debentures, all in accordance with the terms of the Transfer Notice delivered to Company. Such transfer must be effected within ninety (90) calendar days following the holder's receipt of written consent from Company with respect to such transfer. If Company determines that the opinion of counsel for the Holder is not reasonably satisfactory to Company, Company shall so notify the Holder within the Notice Period that such determination has been made. Each of the Debentures and Common Stock into which such Debentures may be converted thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act and the Trust Indenture Act, unless, in the opinion of counsel for Company, it is determined that such legend is not required in order to ensure compliance and Company may issue stop transfer instructions to its transfer agent in connection with such restriction. In the event that Company fails to respond to a Transfer Notice prior to the expiration of the Notice Period, Holder may sell or otherwise transfer the Debentures or any Common Stock acquired on conversion of any Debentures in the manner described in such Transfer Notice; provided, however, that such transfer is effected within ninety (90) days following the Notice Period.

                  The following terms shall be defined as follows: "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, busin trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; "Investor Controlled Affiliates" shall be any trusts, corporations, associations, limited partnerships, general partnerships or other business entities in which more than fifty percent (50%) of the stock of each class having ordinary voting power or beneficial or other ownership interest, as appropriate, shall, at the time as of which any determination is being made, be owned or controlled, directly or indirectly by Investor or any general or limited partner of Investor, or as to which Investor or any general or limited partner of Investor is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act and the regulations, rulings and decisions promulgated thereunder; and the "Independent Directors" are those members of the Company's Board other than (1) the Debenture Holder Designees, (2) any member of the Company's Board who is nominated by Investor and elected by the Company's shareholders, (3) any affiliate (as defined pursuant to the Securities Act) of Investor, and (4) any officer or employee of Company; provided, however, nothing contained herein shall be construed to require that the Company's Board be comprised of any Independent Directors. Notwithstanding the right of Investor to transfer in one or more transactions Debentures to Investor Controlled Affiliates, so long as Carl Strunk is an officer or director of Company or Assurance Company, and is a director or officer of Fidelity National Financial, Inc., or any of its subsidiaries or affiliates, then Investor may not transfer in one or more transactions more than $1,500,000.00 of face value Debentures to Fidelity National Financial, Inc., or any of its subsidiaries or affiliates.

                  Registration. Company may deem and treat each registered holder of a Debenture Certificate (each, a "Debenture Holder" and collectively, the "Debenture Holders") as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Debenture Holder or any other purposes. Company shall keep at its principal office a register in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), Company shall provide for the prompt registration, transfer and conversion of any Debentures (the "Company Register").

                  Mechanics of Transfer. Company shall promptly register any permitted transfer of record ownership of any outstanding Debenture Certificates on the Company Register upon surrender thereof accompanied, if so required by Company, by a written instrument or instruments of transfer duly executed by a Debenture Holder or by its duly authorized attorney. Upon a proper registration of transfer, a new Debenture Certificate shall be issued to the transferee and the surrendered Debenture Certificate shall be cancelled by Company; provided, however, in the event of a partial transfer, Company shall promptly issue to the transferor a new Certificate representing the retained portion of the transferor's Debentures and in connection with any transfer permitted under this subsection, the transferor can require Company to reissue the Debenture Certificates in amounts which are multiples of $10,000.00, but no fractional amounts;

notwithstanding anything contained in this Certificate to the contrary, Debenture Certificates may not be issued or transferred in denominations of less than $1,500,000.00 principal amount except to Investor or Investor Controlled Affiliates, or after obtaining appropriate permits from the California Department of Corporations.

               Voting Rights. With respect to matters other than the designation and election of members to the Company's Board of Directors, the Debenture Holders shall have voting rights with respect to each Debenture equal to the number of shares into which such Debenture is convertible. Such voting rights shall extend only to the following matters, when submitted for approval of the Company's shareholders or when written consent of the Company's shareholders is sought:

               (a) The amendment of the Company's Certificate of Incorporation;

               (b) The sale or transfer of all or substantially all of Company's assets;

               (c) The consolidation, reorganization, reclassification,
                   recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up of Company;

               (d) Changes in the Company's authorized capital stock; and

               (e) Changes in the number of individuals constituting the
                   Company's Board to a number other seven (7).

        The matters set forth above shall require the affirmative vote of the holders of at least seventy percent (70%) in the aggregate of (i) the issued and outstanding shares of Common Stock and (ii) the number of shares of Common Stock into which the then outstanding Debentures may be converted, voting together. Each Debenture Holder shall be entitled to the number of votes equal to the number of shares of Common Stock into which such Debenture could be converted and shall have voting rights and powers equal to the voting rights and powers of Common Stock solely as to the matters set forth in items (a) through (e) above.

        Designation of Directors. The Debenture Holders shall, as a class, have the right to designate a number of individuals (the "Debenture Holder Designees") as members of the Company's Board determined as follows:

               (a) If the principal amount of the outstanding Debentures is $10 million or more, three (3) designees;

               (b) If the principal amount of the outstanding Debentures is $5 million or more but less than $10 million, two (2) designees; and

               (c) If the principal amount of the outstanding Debentures is less than $5 million, the then remaining Debenture Holders shall not be entitled to designate any directors.

        If a Debenture Holder Designee shall cease for any reason to be director of Company prior to the expiration of his or her term of office, an individual designated by the then remaining Debenture Holder Designees shall be appointed or elected to fill the resulting vacancy on the Company's Board.

        Effect of Reclassifications. In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of any Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any sale or conveyance to another corporation of all or substantially all the assets of Company (all of which transactions are subject to the approvals specified in Section 3.2.3 of the Agreement), the Debenture Holders shall have the right thereafter to convert the Debentures into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, sale or conveyance by a holder of the number of shares of Common Stock of Company into which the Debentures might have been converted immediately prior to such reclassification, change, sale or conveyance. This Paragraph 20 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive sales or conveyances.

        IN WITNESS WHEREOF, Company has caused this Debenture to be signed and sealed by the person named below thereunto duly authorized on August 16, 1994.

COMPANY:PAC RIM HOLDING CORPORATION




By: /s/  STANLEY BRAUN
    _____________________________

Its:         CEO
    _____________________________



[SEAL]By: /s/ HARVEY BURNS
          _______________________

Its:          Secretary
     ____________________________

PAC RIM HOLDING CORPORATION
(Formed Under the Laws of the State of Delaware)

COMMON STOCK SERIES 1 DETACHABLE WARRANT CERTIFICATE


Date of Issuance: August 16, 1994

Number of Warrant Shares Subject
to this Certificate on the Date
of Issuance:  150,000

Registered Holder: Allstate Insurance Company

Void After 5:00 p.m., August 15, 1999

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF NECESSARY, RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO PAC RIM HOLDING CORPORATION THAT REGISTRATION IS NOT REQUIRED.

         SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THAT CERTAIN "AGREEMENT TO PURCHASE SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANTS" DATED AS OF APRIL 15, 1994, BETWEEN PAC RIM HOLDING CORPORATION AND PRAC, LTD. (THE "AGREEMENT"), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF PAC RIM HOLDING CORPORATION AND A CONFORMED COPY OF WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONDITIONS SO SPECIFIED SHALL HAVE BEEN COMPLIED WITH.

         FOR VALUE RECEIVED, Pac Rim Holding Corporation, a Delaware corporation (the "Company"), hereby certifies that Allstate Insurance Company, a corporation, ("Investor"), or any registered assignee of Investor, is the registered holder (the "Holder") of One Hundred Fifty Thousand (150,000) Series 1 Warrants (the "Warrants") to purchase from the Company One Hundred Fifty Thousand (150,000) newly issued shares of Common Stock of the Company (each, a "Share" and collectively, the "Shares").

         The Warrants evidenced by this Certificate are part of a duly authorized issue of Series 1 Warrants to purchase One Million Five Hundred Thousand (1,500,000) newly issued Shares and a simultaneous issue of (i) TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) aggregate amount of the Company's eight percent (8%) Series A Convertible Debentures which are convertible into shares of Company's $0.01 par value common stock (the "Series A Debentures"),
(ii) Series 2 Warrants to purchase One Million Five Hundred Thousand (1,500,000) newly issued shares of common stock of the Company, and (iii) Series 3 Warrants to purchase Eight Hundred Thousand (800,000) newly issued shares of common stock of the Company pursuant to the Agreement.

         The Agreement is incorporated in this Certificate by this reference and must be referred to for a complete description of the rights, obligations and duties of the Company and the Holders of the Warrants issued pursuant to the Agreement. In the event of any conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement will control. Capitalized terms not defined in this Certificate will have the meanings assigned to them under the Agreement.

           Exercise of Warrants. (a) On or before 5:00 p.m. on August 15, 1999, the Holder shall have the right to purchase from Company one (1) fully paid and nonassessable Share for each Warrant at the exercise price of $2.50 per Share, subject to the adjustment of the exercise price provided in Schedule 3.3.2(d) attached to the Agreement (the "Exercise Price"), upon surrender to Company at its principal office of this Certificate evidencing such Warrants, with the form of election to purchase attached hereto completed and signed (specifying the number of Shares for which the Warrant is exercisable), and upon payment to Company of the Exercise Price in cash, lawful currency of the United States of America.

                  (b) The Warrants represented by this Certificate shall be exercisable, at the election of the Holder, either in their entirety or from time to time for part only of the number of Warrants specified in this Certificate and in the notice with respect to the exercise thereof. If less than all of the Warrants evidenced by this Certificate are exercised at any time prior to the Maturity Date, a new Certificate or Certificates, as the case may be, shall promptly be issued for the balance of the Warrants not so exercised, but no fractional numbers. All Certificates surrendered upon exercise of Warrants shall be cancelled by Company.

                  (c) Upon surrender of any Certificate and payment of the Exercise Price, Company shall promptly issue and cause to be delivered to, or upon the written order of, the Holder, and in such name or names as the Holder may designate, a certificate or other document representing the Share or Shares issuable upon the exercise of the Warrants evidenced by this Certificate. The certificate representing the Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of any Certificate and payment of the Exercise Price.

           Right to Transfer. Notwithstanding anything contained in the Agreement or this Certificate to the contrary, the Warrants represented by this Certificate may be pledged, together with the rights of the Investor, in whole or in part, to any bank, savings and loan association or other institutional lender unaffiliated with Investor (in each case, an "Institutional Lender") as collateral to secure a bona fide loan from such Institutional Lender, and may be transferred to such Institutional Lender upon the foreclosure of the security interest created by such pledge, provided that such pledge or transfer (in each case, an "Institutional Transfer"), as the case may be, is in compliance with the Securities Act and any applicable state securities and insurance laws.

                  Except as otherwise set forth below, the Warrants represented by this Certificate may also be pledged, assigned, sold or otherwise transferred in whole or in part (in each case, a "Transfer") to any other "Person" or "Persons" (as hereinafter defined), on the condition that such Transfer is in compliance with the Securities Act and any applicable state securities and insurance laws. With respect to any Transfer effected pursuant to this Paragraph 2 and Section 3.1.2(b) of the Agreement, all terms and provisions of the Agreement shall be binding upon and inure to the benefit of such transferees.

                  With respect to any offer, sale or other disposition of any Warrants or any Shares acquired on exercise of any Warrants which have not been registered pursuant to Article 4 of the Agreement, the Holder will give written notice to Company prior to any such offer, sale or other disposition describing briefly the manner thereof (the "Transfer Notice"), together, if requested by Company, with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law then in effect. Within fifteen (15) days after receiving a Transfer Notice (the "Notice Period") and reasonably satisfactory opinion, if so requested, Company shall notify such Holder that such Holder may offer, sell or otherwise dispose of the Warrants or any Shares acquired on exercise of any Warrants, all in accordance with the terms of the Transfer Notice delivered to Company. Such transfer must be effected within ninety (90) calendar days following the Holder's receipt of written consent from Company with respect to such transfer. If Company has determined that the opinion of counsel for the Holder is not reasonably satisfactory to Company, Company shall so notify the Holder within the Notice Period that such determination has been made. Each of the Warrants and Shares with respect to which any Warrant may be exercised thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act unless, in the opinion of counsel for Company, it is determined that such legend is not required in order to ensure compliance and Company may issue stop transfer instructions to its transfer agent in connection with such restriction. In the event that Company fails to respond to a Transfer Notice prior to the expiration of the Notice Period, the Holder may sell or otherwise transfer the Warrants or any Common Stock acquired as a consequence of exercising any Warrants in the manner described in such Transfer Notice; provided, however, that such transfer is effected within ninety (90) calendar days following the expiration of the Notice Period.

                  The following terms shall be defined as follows: (i) "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; and (ii) "Investor Controlled Affiliates" shall be any trusts, corporations, associations, limited partnerships, general partnerships or other business entities in which more than fifty percent (50%) of the stock of each class having ordinary voting power or beneficial or other ownership interest, as appropriate, shall, at the time as of which any determination is being made, be owned or controlled, directly or indirectly by Investor or any general or limited partner of Investor, or as to which Investor or any general or limited partner of Investor is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act and the regulations, rulings and decisions promulgated thereunder.

                  Company may deem and treat each registered Holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Holder, or any other purposes.

                  (f) Company shall promptly register any transfer of record ownership of any outstanding Certificates on the Company Register upon surrender thereof accompanied, if so required by Company, by a written instrument or instruments of transfer duly executed by Holder or by its duly authorized attorney. Upon a proper registration of transfer, a new Certificate shall be issued to the transferee and the surrendered Certificate shall be cancelled by Company; provided, however, in the event of a partial transfer, Company shall promptly issue to the transferor a new Certificate representing the retained portion of the transferor's Warrants and, in connection with any transfer permitted under Section 3.1.2 of the Agreement, the transferor can require Company to reissue the Certificates representing the Warrants for any number of Warrants, but no fractional numbers.

           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrants. If the exercise of any Warrants results in a fraction, an amount of money equal to such fraction multiplied by the fair market value of one share of Common Stock on the date on which such conversion or exercise is deemed made shall be paid to the Holder otherwise entitled to such fraction.

           Effect of Reclassifications. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of any Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any sale or conveyance to another corporation of all or substantially all the assets of Company, the Holder shall have the right thereafter to exercise such Warrants to purchase the kind and amount of shares of stock and other securities of Company and property receivable upon such reclassification, change, sale or conveyance by a holder of the number of Shares as to which such Warrants might have been exercised immediately prior to such reclassification, change, sale or conveyance. This Paragraph 4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive sales or conveyances.

           Company to Reserve Stock. Company covenants that it will at all times after the Date of Issuance hereof reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of any Debentures or exercise of any Warrants, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Debentures and exercise of all outstanding Warrants. Company covenants that all shares of Common Stock which shall be so issuable shall, when issued pursuant to and in accordance with the terms of the Warrants and this Agreement, be duly and validly issued and fully paid and nonassessable.

           Exercise Price Adjustments.

                  (a) Adjustment for Stock Splits and Subdivisions. In the event Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holders thereof to receive, directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise thereof shall be increased in proportion to such increase of outstanding shares.

                  (b) Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Exercise Price for any Warrants shall be appropriately increased so that the number of shares of Common Stock issuable on exercise thereof shall be decreased in proportion to such decrease in outstanding shares.

                  (c) Adjustments for Recapitalizations. In the event that Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Warrants may thereafter receive in lieu of the Common Stock otherwise issuable upon exercise of any Warrants, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock.

                  (d) Adjustments for Dividends. In the event that Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the closing price of the Common Stock prior to the occurrence of such event utilized in the calculation of the Exercise Price upon the exercise of any Warrants shall be proportionately decreased in order that they may be properly compared to post-dividend closing prices in determining such exercise prices, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                  (e) Other Dividends. In the event that Company shall at any time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock, then provision shall be made as part of the terms of such dividend or distribution so that the holder of any Warrants surrendered for exercise after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Warrants been converted or exercised immediately prior to such record date.

                  (f) Adjustments. The adjustments referred to in this Paragraph 6 shall be made successively if more than one event listed herein shall occur.

           Taxes and Expenses on Conversion. The issuance of certificates for Shares upon the exercise of any Warrants shall be made without charge to the exercising Holder for any expense or tax (other than federal or state income taxes) in respect of the issuance of such certificates, and such certificates shall promptly be issued in the name of, or in such names as may be directed by, the Holder.

           Mutilated or Missing Certificates. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, Company will promptly make and deliver in lieu of such Warrant Certificates a new Warrant Certificate of like tenor and representing the same number of Warrants.

           The Warrants represented by this Certificate are detachable from those certain Series A Debentures issued by the Company pursuant to the Agreement.

         IN WITNESS WHEREOF, PAC RIM HOLDING CORPORATION has caused this Certificate to be signed by the person named below thereunto duly authorized on August 16, 1994.

                                                     PAC RIM HOLDING CORPORATION

                                            By:   /s/  STANLEY BRAUN
                                                -------------------------------
                                                Title:  CEO

[SEAL]                                      By:  /s/  HARVEY BURNS
                                                -------------------------------
                                                Title:  Secretary

EXERCISE OF WARRANT

         ___________________________, hereby irrevocably elects to exercise the purchase rights represented by this Certificate with respect to the following number of shares of common stock of PAC RIM HOLDING CORPORATION (the "Company"), upon the terms and subject to the conditions specified in that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated April 15, 1994 by and between Company and Allstate:

           Number of Shares                 __________________

           Exercise Price                   $2.50 per Share*

           Total Cost                       $_________________

Dated: _____________, 1994        _________________________________
                                       [Typed Name of Holder]

                                       By: ______________________________

                                       Title: ___________________________

* Subject to adjustment as provided in Schedule 3.3.2 to the Agreement.

PAC RIM HOLDING CORPORATION
(Formed Under the Laws of the State of Delaware)

COMMON STOCK SERIES 2 DETACHABLE WARRANT CERTIFICATE


Date of Issuance: August 16, 1994

Number of Warrant Shares Subject
to this Certificate on the Date
of Issuance:  150,000

Registered Holder: Allstate Insurance Company

Void After 5:00 p.m., August 15, 1999

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF NECESSARY, RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO PAC RIM HOLDING CORPORATION THAT REGISTRATION IS NOT REQUIRED.

         SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THAT CERTAIN "AGREEMENT TO PURCHASE SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANTS" DATED AS OF APRIL 15, 1994, BETWEEN PAC RIM HOLDING CORPORATION AND PRAC, LTD. (THE "AGREEMENT"), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF PAC RIM HOLDING CORPORATION AND A CONFORMED COPY OF WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONDITIONS SO SPECIFIED SHALL HAVE BEEN COMPLIED WITH.

         FOR VALUE RECEIVED, Pac Rim Holding Corporation, a Delaware corporation (the "Company"), hereby certifies that Allstate Insurance Company, a corporation ("Investor"), or any registered assignee of Investor, is the registered holder (the "Holder") of One Hundred Fifty Thousand (150,000) Series 2 Warrants (the "Warrants") to purchase from the Company One Hundred Fifty Thousand (150,000) newly issued shares of Common Stock of the Company (each, a "Share" and collectively, the "Shares").

         The Warrants evidenced by this Certificate are part of a duly authorized issue of Series 2 Warrants to purchase One Million Five Hundred Thousand (1,500,000) newly issued Shares and a simultaneous issue of (i) TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) aggregate amount of the Company's eight percent (8%) Series A Convertible Debentures which are convertible into shares of Company's $0.01 par value common stock (the "Series A Debentures"),
(ii) Series 1 Warrants to purchase One Million Five Hundred Thousand (1,500,000) newly issued shares of common stock of the Company, and (iii) Series 3 Warrants to purchase Eight Hundred Thousand (800,000) newly issued shares of common stock of the Company pursuant to the Agreement.

         The Agreement is incorporated in this Certificate by this reference and must be referred to for a complete description of the rights, obligations and duties of the Company and the Holders of the Warrants issued pursuant to the Agreement. In the event of any conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement will control. Capitalized terms not defined in this Certificate will have the meanings assigned to them under the Agreement.

           Exercise of Warrants. (a) On or before 5:00 p.m. on August 15, 1999, the Holder shall have the right to purchase from Company one (1) fully paid and nonassessable Share for each Warrant at the exercise price of $3.00 per Share, subject to the adjustment of the exercise price provided in Schedule 3.3.2(d) attached to the Agreement (the "Exercise Price"), upon surrender to Company at its principal office of this Certificate evidencing such Warrants, with the form of election to purchase attached hereto completed and signed (specifying the number of Shares for which the Warrant is exercisable), and upon payment to Company of the Exercise Price in cash, lawful currency of the United States of America.

                  (b) The Warrants represented by this Certificate shall be exercisable, at the election of the Holder, either in their entirety or from time to time for part only of the number of Warrants specified in this Certificate and in the notice with respect to the exercise thereof. If less than all of the Warrants evidenced by this Certificate are exercised at any time prior to the Maturity Date, a new Certificate or Certificates, as the case may be, shall promptly be issued for the balance of the Warrants not so exercised, but no fractional numbers. All Certificates surrendered upon exercise of Warrants shall be cancelled by Company.

                  (c) Upon surrender of any Certificate and payment of the Exercise Price, Company shall promptly issue and cause to be delivered to, or upon the written order of, the Holder, and in such name or names as the Holder may designate, a certificate or other document representing the Share or Shares issuable upon the exercise of the Warrants evidenced by this Certificate. The certificate representing the Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of any Certificate and payment of the Exercise Price.

           Right to Transfer. Notwithstanding anything contained in the Agreement or this Certificate to the contrary, the Warrants represented by this Certificate may be pledged, together with the rights of the Investor, in whole or in part, to any bank, savings and loan association or other institutional lender unaffiliated with Investor (in each case, an "Institutional Lender") as collateral to secure a bona fide loan from such Institutional Lender, and may be transferred to such Institutional Lender upon the foreclosure of the security interest created by such pledge, provided that such pledge or transfer (in each case, an "Institutional Transfer"), as the case may be, is in compliance with the Securities Act and any applicable state securities and insurance laws.

                  Except as otherwise set forth below, the Warrants represented by this Certificate may also be pledged, assigned, sold or otherwise transferred in whole or in part (in each case, a "Transfer") to any other "Person" or "Persons" (as hereinafter defined), on the condition that such Transfer is in compliance with the Securities Act and any applicable state securities and insurance laws. With respect to any Transfer effected pursuant to this Paragraph 2 and Section 3.1.2(b) of the Agreement, all terms and provisions of the Agreement shall be binding upon and inure to the benefit of such transferees.

                  With respect to any offer, sale or other disposition of any Warrants or any Shares acquired on exercise of any Warrants which have not been registered pursuant to Article 4 of the Agreement, the Holder will give written notice to Company prior to any such offer, sale or other disposition describing briefly the manner thereof (the "Transfer Notice"), together, if requested by Company, with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law then in effect. Within fifteen (15) days after receiving a Transfer Notice (the "Notice Period") and reasonably satisfactory opinion, if so requested, Company shall notify such Holder that such Holder may offer, sell or otherwise dispose of the Warrants or any Shares acquired on exercise of any Warrants, all in accordance with the terms of the Transfer Notice delivered to Company. Such transfer must be effected within ninety (90) calendar days following the Holder's receipt of written consent from Company with respect to such transfer. If Company has determined that the opinion of counsel for the Holder is not reasonably satisfactory to Company, Company shall so notify the Holder within the Notice Period that such determination has been made. Each of the Warrants and Shares with respect to which any Warrant may be exercised thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act unless, in the opinion of counsel for Company, it is determined that such legend is not required in order to ensure compliance and Company may issue stop transfer instructions to its transfer agent in connection with such restriction. In the event that Company fails to respond to a Transfer Notice prior to the expiration of the Notice Period, the Holder may sell or otherwise transfer the Warrants or any Common Stock acquired as a consequence of exercising any Warrants in the manner described in such Transfer Notice; provided, however, that such transfer is effected within ninety (90) calendar days following the expiration of the Notice Period.

                  The following terms shall be defined as follows: (i) "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; and (ii) "Investor Controlled Affiliates" shall be any trusts, corporations, associations, limited partnerships, general partnerships or other business entities in which more than fifty percent (50%) of the stock of each class having ordinary voting power or beneficial or other ownership interest, as appropriate, shall, at the time as of which any determination is being made, be owned or controlled, directly or indirectly by Investor or any general or limited partner of Investor, or as to which Investor or any general or limited partner of Investor is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act and the regulations, rulings and decisions promulgated thereunder.

                  Company may deem and treat each registered Holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Holder, or any other purposes.

                  (f) Company shall promptly register any transfer of record ownership of any outstanding Certificates on the Company Register upon surrender thereof accompanied, if so required by Company, by a written instrument or instruments of transfer duly executed by Holder or by its duly authorized attorney. Upon a proper registration of transfer, a new Certificate shall be issued to the transferee and the surrendered Certificate shall be cancelled by Company; provided, however, in the event of a partial transfer, Company shall promptly issue to the transferor a new Certificate representing the retained portion of the transferor's Warrants and, in connection with any transfer permitted under Section 3.1.2 of the Agreement, the transferor can require Company to reissue the Certificates representing the Warrants for any number of Warrants, but no fractional numbers.

           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrants. If the exercise of any Warrants results in a fraction, an amount of money equal to such fraction multiplied by the fair market value of one share of Common Stock on the date on which such conversion or exercise is deemed made shall be paid to the Holder otherwise entitled to such fraction.

           Effect of Reclassifications. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of any Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any sale or conveyance to another corporation of all or substantially all the assets of Company, the Holder shall have the right thereafter to exercise such Warrants to purchase the kind and amount of shares of stock and other securities of Company and property receivable upon such reclassification, change, sale or conveyance by a holder of the number of Shares as to which such Warrants might have been exercised immediately prior to such reclassification, change, sale or conveyance. This Paragraph 4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive sales or conveyances.

           Company to Reserve Stock. Company covenants that it will at all times after the Date of Issuance hereof reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of any Debentures or exercise of any Warrants, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Debentures and exercise of all outstanding Warrants. Company covenants that all shares of Common Stock which shall be so issuable shall, when issued pursuant to and in accordance with the terms of the Warrants and this Agreement, be duly and validly issued and fully paid and nonassessable.

           Exercise Price Adjustments.

                  (a) Adjustment for Stock Splits and Subdivisions. In the event Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holders thereof to receive, directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise thereof shall be increased in proportion to such increase of outstanding shares.

                  (b) Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Exercise Price for any Warrants shall be appropriately increased so that the number of shares of Common Stock issuable on exercise thereof shall be decreased in proportion to such decrease in outstanding shares.

                  (c) Adjustments for Recapitalizations. In the event that Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Warrants may thereafter receive in lieu of the Common Stock otherwise issuable upon exercise of any Warrants, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock.

                  (d) Adjustments for Dividends. In the event that Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the closing price of the Common Stock prior to the occurrence of such event utilized in the calculation of the Exercise Price upon the exercise of any Warrants shall be proportionately decreased in order that they may be properly compared to post-dividend closing prices in determining such exercise prices, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                  (e) Other Dividends. In the event that Company shall at any time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock, then provision shall be made as part of the terms of such dividend or distribution so that the holder of any Warrants surrendered for exercise after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Warrants been converted or exercised immediately prior to such record date.

                  (f) Adjustments. The adjustments referred to in this Paragraph 6 shall be made successively if more than one event listed herein shall occur.

           Taxes and Expenses on Conversion. The issuance of certificates for Shares upon the exercise of any Warrants shall be made without charge to the exercising Holder for any expense or tax (other than federal or state income taxes) in respect of the issuance of such certificates, and such certificates shall promptly be issued in the name of, or in such names as may be directed by, the Holder.

           Mutilated or Missing Certificates. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, Company will promptly make and deliver in lieu of such Warrant Certificates a new Warrant Certificate of like tenor and representing the same number of Warrants.

           The Warrants represented by this Certificate are detachable from those certain Series A Debentures issued by the Company pursuant to the Agreement.

         IN WITNESS WHEREOF, PAC RIM HOLDING CORPORATION has caused this Certificate to be signed by the person named below thereunto duly authorized on August 16, 1994.

                                            PAC RIM HOLDING CORPORATION

                                       By:  /s/  STANLEY BRAUN
                                           ------------------------------------
                                           Title:  CEO

[SEAL]                                 By:  /s/  HARVEY BURNS
                                           ------------------------------------
                                           Title:  Secretary

EXERCISE OF WARRANT

         ___________________________, hereby irrevocably elects to exercise the purchase rights represented by this Certificate with respect to the following number of shares of common stock of PAC RIM HOLDING CORPORATION (the "Company"), upon the terms and subject to the conditions specified in that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated April 15, 1994 by and between Company and Allstate:

           Number of Shares                 _______________

           Exercise Price                   $3.00 per Share*

           Total Cost                       $______________

Dated: _____________, 1994        _________________________________
                                       [Typed Name of Holder]

                                       By: ______________________________

                                       Title: ___________________________

*  Subject to adjustment as provided in Schedule 3.3.2 to the Agreement.

PAC RIM HOLDING CORPORATION
(Formed Under the Laws of the State of Delaware)

COMMON STOCK SERIES 3 DETACHABLE WARRANT CERTIFICATE


Date of Issuance: August 16, 1994

Number of Warrant Shares Subject
to this Certificate on the Date
of Issuance:  80,000

Registered Holder: Allstate Insurance Company

Void After 5:00 p.m., August 15, 1999

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF NECESSARY, RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO PAC RIM HOLDING CORPORATION THAT REGISTRATION IS NOT REQUIRED.

         SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THAT CERTAIN "AGREEMENT TO PURCHASE SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANTS" DATED AS OF APRIL 15, 1994, BETWEEN PAC RIM HOLDING CORPORATION AND PRAC, LTD. (THE "AGREEMENT"), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF PAC RIM HOLDING CORPORATION AND A CONFORMED COPY OF WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONDITIONS SO SPECIFIED SHALL HAVE BEEN COMPLIED WITH.

         FOR VALUE RECEIVED, Pac Rim Holding Corporation, a Delaware corporation (the "Company"), hereby certifies that Allstate Insurance Company, a corporation ("Investor"), or any registered assignee of Investor, is the registered holder (the "Holder") of Eighty Thousand (80,000) Series 3 Warrants (the "Warrants") to purchase from the Company Eighty Thousand (80,000) newly issued shares of Common Stock of the Company (each, a "Share" and collectively, the "Shares").

         The Warrants evidenced by this Certificate are part of a duly authorized issue of Series 3 Warrants to purchase Eight Hundred Thousand (800,000) newly issued Shares and a simultaneous issue of (i) TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) aggregate amount of the Company's eight percent (8%) Series A Convertible Debentures which are convertible into shares of Company's $0.01 par value common stock (the "Series A Debentures"), (ii) Series 1 Warrants to purchase One Million Five Hundred Thousand (1,500,000) newly issued shares of common stock of the Company, and (iii) Series 2 Warrants to purchase One Million Five Hundred Thousand (1,500,000) newly issued shares of common stock of the Company pursuant to the Agreement.

         The Agreement is incorporated in this Certificate by this reference and must be referred to for a complete description of the rights, obligations and duties of the Company and the Holders of the Warrants issued pursuant to the Agreement. In the event of any conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement will control. Capitalized terms not defined in this Certificate will have the meanings assigned to them under the Agreement.

           Exercise of Warrants. (a) On or before 5:00 p.m. on August 15, 1999, the Holder shall have the right to purchase from Company one (1) fully paid and nonassessable Share for each Warrant at the exercise price of $3.50 per Share, subject to adjustment of the exercise price as provided in Schedule 3.3.2(d) attached to the Agreement (the "Exercise Price"), upon surrender to Company at its principal office of this Certificate evidencing such Warrants, with the form of election to purchase attached hereto completed and signed (specifying the number of Shares for which the Warrant is exercisable), and upon payment to Company of the Exercise Price in cash, lawful currency of the United States of America.

                  (b) The Warrants represented by this Certificate shall be exercisable, at the election of the Holder, either in their entirety or from time to time for part only of the number of Warrants specified in this Certificate and in the notice with respect to the exercise thereof. If less than all of the Warrants evidenced by this Certificate are exercised at any time prior to the Maturity Date, a new Certificate or Certificates, as the case may be, shall promptly be issued for the balance of the Warrants not so exercised, but no fractional numbers. All Certificates surrendered upon exercise of Warrants shall be cancelled by Company.

                  (c) Upon surrender of any Certificate and payment of the Exercise Price, Company shall promptly issue and cause to be delivered to, or upon the written order of, the Holder, and in such name or names as the Holder may designate, a certificate or other document representing the Share or Shares issuable upon the exercise of the Warrants evidenced by this Certificate. The certificate representing the Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of any Certificate and payment of the Exercise Price.

           Right to Transfer. Notwithstanding anything contained in the Agreement or this Certificate to the contrary, the Warrants represented by this Certificate may be pledged, together with the rights of the Investor, in whole or in part, to any bank, savings and loan association or other institutional lender unaffiliated with Investor (in each case, an "Institutional Lender") as collateral to secure a bona fide loan from such Institutional Lender, and may be transferred to such Institutional Lender upon the foreclosure of the security interest created by such pledge, provided that such pledge or transfer (in each case, an "Institutional Transfer"), as the case may be, is in compliance with the Securities Act and any applicable state securities and insurance laws.

                  Except as otherwise set forth below, the Warrants represented by this Certificate may also be pledged, assigned, sold or otherwise transferred in whole or in part (in each case, a "Transfer") to any other "Person" or "Persons" (as hereinafter defined), on the condition that such Transfer is in compliance with the Securities Act and any applicable state securities and insurance laws. With respect to any Transfer effected pursuant to this Paragraph 2 and Section 3.1.2(b) of the Agreement, all terms and provisions of the Agreement shall be binding upon and inure to the benefit of such transferees.

                  With respect to any offer, sale or other disposition of any Warrants or any Shares acquired on exercise of any Warrants which have not been registered pursuant to Article 4 of the Agreement, the Holder will give written notice to Company prior to any such offer, sale or other disposition describing briefly the manner thereof (the "Transfer Notice"), together, if requested by Company, with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law then in effect. Within fifteen (15) days after receiving a Transfer Notice (the "Notice Period") and reasonably satisfactory opinion, if so requested, Company shall notify such Holder that such Holder may offer, sell or otherwise dispose of the Warrants or any Shares acquired on exercise of any Warrants, all in accordance with the terms of the Transfer Notice delivered to Company. Such transfer must be effected within ninety

(90) calendar days following the Holder's receipt of written consent from Company with respect to such transfer. If Company has determined that the opinion of counsel for the Holder is not reasonably satisfactory to Company, Company shall so notify the Holder within the Notice Period that such determination has been made. Each of the Warrants and Shares with respect to which any Warrant may be exercised thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act unless, in the opinion of counsel for Company, it is determined that such legend is not required in order to ensure compliance and Company may issue stop transfer instructions to its transfer agent in connection with such restriction. In the event that Company fails to respond to a Transfer Notice prior to the expiration of the Notice Period, the Holder may sell or otherwise transfer the Warrants or any Common Stock acquired as a consequence of exercising any Warrants in the manner described in such Transfer Notice; provided, however, that such transfer is effected within ninety (90) calendar days following the expiration of the Notice Period.

                  The following terms shall be defined as follows: (i) "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; and (ii) "Investor Controlled Affiliates" shall be any trusts, corporations, associations, limited partnerships, general partnerships or other business entities in which more than fifty percent (50%) of the stock of each class having ordinary voting power or beneficial or other ownership interest, as appropriate, shall, at the time as of which any determination is being made, be owned or controlled, directly or indirectly by Investor or any general or limited partner of Investor, or as to which Investor or any general or limited partner of Investor is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act and the regulations, rulings and decisions promulgated thereunder.

                  (e) Company may deem and treat each registered Holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Holder, or any other purposes.

                  (f) Company shall promptly register any transfer of record ownership of any outstanding Certificates on the Company Register upon surrender thereof accompanied, if so required by Company, by a written instrument or instruments of transfer duly executed by Holder or by its duly authorized attorney. Upon a proper registration of transfer, a new Certificate shall be issued to the transferee and the surrendered Certificate shall be cancelled by Company; provided, however, in the event of a partial transfer, Company shall promptly issue to the transferor a new Certificate representing the retained portion of the transferor's Warrants and, in connection with any transfer permitted under Section 3.1.2 of the Agreement, the transferor can require Company to reissue the Certificates representing the Warrants for any number of Warrants, but no fractional numbers.

           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrants. If the exercise of any Warrants results in a fraction, an amount of money equal to such fraction multiplied by the fair market value of one share of Common Stock on the date on which such conversion or exercise is deemed made shall be paid to the Holder otherwise entitled to such fraction.

           Effect of Reclassifications. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of any Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any sale or conveyance to another corporation of all or substantially all the assets of Company, the Holder shall have the right thereafter to exercise such Warrants to purchase the kind and amount of shares of stock and other securities of Company and property receivable upon such reclassification, change, sale or conveyance by a holder of the number of Shares as to which such Warrants might have been exercised immediately prior to such reclassification, change, sale or conveyance. This Paragraph 4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive sales or conveyances.

           Company to Reserve Stock. Company covenants that it will at all times after the Date of Issuance hereof reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of any Debentures or exercise of any Warrants, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Debentures and exercise of all outstanding Warrants. Company covenants that all shares of Common Stock which shall be so issuable shall, when issued pursuant to and in accordance with the terms of the Warrants and this Agreement, be duly and validly issued and fully paid and nonassessable.

           Exercise Price Adjustments.

                  (a) Adjustment for Stock Splits and Subdivisions. In the event Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holders thereof to receive, directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise thereof shall be increased in proportion to such increase of outstanding shares.

                  (b) Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Exercise Price for any Warrants shall be appropriately increased so that the number of shares of Common Stock issuable on exercise thereof shall be decreased in proportion to such decrease in outstanding shares.

                  (c) Adjustments for Recapitalizations. In the event that Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Warrants may thereafter receive in lieu of the Common Stock otherwise issuable upon exercise of any Warrants, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock.

                  (d) Adjustments for Dividends. In the event that Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the closing price of the Common Stock prior to the occurrence of such event utilized in the calculation of the Exercise Price upon the exercise of any Warrants shall be proportionately decreased in order that they may be properly compared to post-dividend closing prices in determining such exercise prices, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                  (e) Other Dividends. In the event that Company shall at any time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock, then provision shall be made as part of the terms of such dividend or distribution so that the holder of any Warrants surrendered for exercise after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Warrants been converted or exercised immediately prior to such record date.

                  (f) Adjustments. The adjustments referred to in this Paragraph 6 shall be made successively if more than one event listed herein shall occur.

           Taxes and Expenses on Conversion. The issuance of certificates for Shares upon the exercise of any Warrants shall be made without charge to the exercising Holder for any expense or tax (other than federal or state income taxes) in respect of the issuance of such certificates, and such certificates shall promptly be issued in the name of, or in such names as may be directed by, the Holder.

           Mutilated or Missing Certificates. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, Company will promptly make and deliver in lieu of such Warrant Certificates a new Warrant Certificate of like tenor and representing the same number of Warrants.

           The Warrants represented by this Certificate are detachable from those certain Series A Debentures issued by the Company pursuant to the Agreement.

         IN WITNESS WHEREOF, PAC RIM HOLDING CORPORATION has caused this Certificate to be signed by the person named below thereunto duly authorized on August 16, 1994.

                                            PAC RIM HOLDING CORPORATION

                                       By: /s/  STANLEY BRAUN
                                           -------------------------
                                           Title: CEO


[SEAL]                                 By: /s/  HARVEY BURNS
                                           -------------------------
                                           Title: Secretary

EXERCISE OF WARRANT

         ___________________________, hereby irrevocably elects to exercise the purchase rights represented by this Certificate with respect to the following number of shares of common stock of PAC RIM HOLDING CORPORATION (the "Company"), upon the terms and subject to the conditions specified in that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated April 15, 1994 by and between Company and ALLSTATE:

           Number of Shares                 _______________

           Exercise Price                   $3.50 per Share*

           Total Cost                       $______________

Dated: _____________, 1994        _________________________________
                                       [Typed Name of Holder]

                                       By: ______________________________

                                       Title: ___________________________

*  Subject to adjustment as provided in Schedule 3.3.2 to the Agreement.

                                  SCHEDULE 1.2

              Security Holder                  Amount
              ---------------                  ------

                  Prac                           90%

                  Allstate                       10%


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